UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Enterprise Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENTERPRISE BANCORP, INC.

222 MERRIMACK STREET

LOWELL, MASSACHUSETTS 01852

TELEPHONE: (978) 459-9000

March 31, 2011

Dear Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of stockholders (the “Annual Meeting”) of Enterprise Bancorp, Inc. (the “Company”), the parent holding company of Enterprise Bank and Trust Company, to be held on Tuesday, May 3, 2011, at 4:00 p.m. local time, at the Vesper Country Club, 185 Pawtucket Boulevard, Tyngsborough, Massachusetts.

The Annual Meeting has been called for the following purposes:

1.                                       To elect five Directors of the Company, each for a three-year term;

2.                                       To vote on the ratification of the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

3.                                       To vote on the Company’s executive compensation as required under Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Say on Pay Proposal”);

4.                                       To vote on the frequency of the Say on Pay Proposal as required under Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended; and

5.                                       To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The accompanying Proxy Statement of the Company provides information concerning the matters to be voted on at the Annual Meeting. Also enclosed is the Company’s 2010 annual report to stockholders, which contains additional information and results for the year ended December 31, 2010, including the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to either (1) deliver your proxy electronically by following the instructions included with your proxy card, OR (2) deliver your proxy by phone by following the instructions included with your proxy card OR (3) deliver your proxy by mail by completing, dating, signing and returning your proxy card in the enclosed postage paid envelope.

Thank you in advance for returning your proxy. We appreciate your continuing support of the Company.

Sincerely,

George L. Duncan
Chairman of the Board

ENTERPRISE BANCORP, INC.

222 MERRIMACK STREET

LOWELL, MASSACHUSETTS 01852

TELEPHONE: (978) 459-9000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Stockholders Meeting of Enterprise Bancorp, Inc. will be held at the

VESPER COUNTRY CLUB

185 Pawtucket Boulevard

Tyngsborough, MA 01879

on Tuesday, May 3, 2011 at 4:00 p.m.

The annual meeting is being held for the following purposes:

1.                                       To vote on the reelection of Kenneth S. Ansin, John R. Clementi, Carole A. Cowan, Arnold S. Lerner and Richard W. Main to serve as Directors of the Company for a three-year term (Proposal One);

2.                                       To vote on the ratification of the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal Two);

3.                                       To vote on the approval of the Company’s executive compensation as required under Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Say on Pay Proposal”) (Proposal Three);

4.                                       To vote on the frequency of the Say on Pay Proposal as required under Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended (Proposal Four); and

5.                                       To transact any other business which may properly come before the meeting or any adjournments or postponements thereof.

You may vote at the Annual Meeting if you were a stockholder of record at the close of business on March 7, 2011.

In the event there are not sufficient votes to approve any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

By Order of the Board of Directors

Michael A. Spinelli
Secretary

222 Merrimack Street

Lowell, Massachusetts 01852

March 31, 2011

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE (1) DELIVER YOUR PROXY ELECTRONICALLY BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD OR (2) DELIVER YOUR PROXY BY PHONE BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD OR (3) COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.  IF YOU ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

PROXY STATEMENT

ENTERPRISE BANCORP, INC.

222 MERRIMACK STREET

LOWELL, MASSACHUSETTS 01852

Telephone: (978) 459-9000

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, May 3, 2011

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 3, 2011

The proxy statement and annual report are available to shareholders at www.edocumentview.com/ebtc.

You may obtain directions to the Vesper Country Club in Tyngsborough, where our annual meeting will be held this year, by going to the following web site: https://vespercc.memberstatements.com/tour/tours.cfm?tourid=73581

GENERAL INFORMATION

Introduction

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Enterprise Bancorp, Inc. (the “Company”), the parent holding company of Enterprise Bank and Trust Company (the “Bank”), for the 2011 Annual Meeting of stockholders of the Company (the “Annual Meeting”), to be held on Tuesday, May 3, 2011, at 4:00 p.m. local time, at the Vesper Country Club, 185 Pawtucket Boulevard, Tyngsborough, Massachusetts and at any adjournments or postponements thereof. This Proxy Statement, the accompanying Notice of Annual Meeting and the accompanying proxy card are first being mailed to stockholders on or about March 31, 2011.

The Annual Meeting has been called for the following purposes: (1) to elect five Directors of the Company, each to serve for a three-year term; (2) to vote on the ratification of the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; (3) to vote on executive compensation as required under Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Say on Pay Proposal”); (4) to vote on the frequency of the Say on Pay Proposal as required under Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended (the “Say on Frequency Proposal”); and (5) to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Company is a Massachusetts corporation and a registered bank holding company. All of the Company’s material business activities are conducted through the Bank.

Record Date

The Board of Directors has fixed the close of business on March 7, 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof (the “Record Date”). Only holders of record of the Company’s common stock (the “Common Stock”) at the close of business on the Record Date will be entitled to vote.  At the close of business on the Record Date, there were 9,323,697 shares of the Common Stock issued and outstanding. The holders of shares of the Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted to the Annual Meeting or any adjournments or postponements thereof.

Proxies

You may vote at the annual meeting in person or by proxy.  Proxies may be delivered electronically via the Internet, by phone, or in writing by mail.  If you intend to deliver a proxy electronically or by phone, you may do so by following the instructions included with your proxy card.  If you hold your shares in “street name”, such as in a stock brokerage account or through a bank or other nominee, you need to check your proxy card or contact your broker or nominee to determine whether electronic or telephonic proxy delivery is available to you. If you intend to deliver a proxy by mail, we request that you complete, date, sign and promptly return the accompanying proxy card in the enclosed envelope, which requires no postage if mailed in the United States.

If you are delivering a proxy electronically or by phone and you properly follow the instructions included with your proxy card for doing so by no later than the deadline indicated in such instructions or if you are delivering a proxy by mail and you return the enclosed proxy card properly executed to the Company in time to be voted at the Annual Meeting, then the shares represented by your proxy, regardless of the method of delivery, will be voted in accordance with your voting instructions, unless you subsequently revoke your proxy as further explained below.

If you properly deliver your proxy, without including any instructions as to how your proxy should be voted, then your proxy will be voted as follows: (1) FOR the election of Kenneth S. Ansin, John R. Clementi, Carole A. Cowan, Arnold S. Lerner and Richard W. Main, the five nominees of the Board of Directors, as Directors of the Company; (2) FOR the ratification of the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; (3) FOR the approval of the Company’s executive compensation as disclosed in this Proxy Statement; (4) in favor of the Company’s submitting the Say on Pay Proposal to shareholders once every three years; and (5) in such manner as management’s proxy-holders shall decide on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The presence of a stockholder at the Annual Meeting will not automatically revoke a stockholder’s proxy. A stockholder may, however, revoke a proxy at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by filing with the Secretary of the Company a written notice of revocation, or by delivering to the Company a duly executed proxy bearing a later date, or by properly delivering a proxy electronically or by phone at a later date, or by attending the Annual Meeting and voting in person. All written notices of revocation and other written communications with respect to revocation of proxies in connection with the Annual Meeting should be addressed as follows: Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, Massachusetts 01852, Attention: Michael A. Spinelli, Secretary.

It is not anticipated that any matters other than those set forth in the foregoing proposals (1), (2), (3) and (4) contained in this Proxy Statement will be brought before the Annual Meeting. Please see the additional information under the heading “Stockholder Proposals” at page 41 of this Proxy Statement for a description of the requirements that must be satisfied in order for any Director nomination or other stockholder proposal, which is not otherwise included in this Proxy Statement, to be presented by any stockholder at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters in their discretion in accordance with their best judgment.

In addition to use of the mails, proxies may be solicited personally or by telephone, fax or e-mail by officers, Directors and employees of the Company, none of whom will be specially compensated for such solicitation activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in that connection. The cost of soliciting proxies will be borne by the Company.

Quorum; Vote Required

The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the Common Stock is necessary to constitute a quorum at the Annual Meeting for the transaction of business. Abstentions and “broker non-votes” (as defined below) will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

The number of affirmative votes required for approval of the matters to be considered at the Annual Meeting is as follows:

•                  A plurality of the affirmative votes cast by shareholders present, in person or by proxy, at the Annual Meeting is required for the election of directors.  “Plurality” means that the nominees receiving the largest number of affirmative votes cast are elected as directors up to the maximum number of directors who are nominated to be elected at the annual meeting.  At the Annual Meeting the maximum number of directors to be elected is five.

•                  A majority of affirmative votes cast by shareholders present, in person or by proxy, at the Annual Meeting is required to ratify on a non-binding, advisory basis the appointment of KPMG LLP as our independent registered public accounting firm for 2011.

•                  A majority of affirmative votes cast by shareholders present, in person or by proxy, at the Annual Meeting is required for the approval on a non-binding, advisory basis of the Say on Pay Proposal.

•                  A plurality of affirmative votes cast by shareholders present, in person or by proxy, at the Annual Meeting is required for the approval on a non-binding, advisory basis of a specified frequency of once every one, two or three years for the submission to shareholders of the Say on Pay Proposal (meaning that the specified frequency receiving the most votes cast, whether or not a majority of the votes cast, would be the frequency so approved).

In voting for the election of directors, you may vote “for” all nominees or “withhold” your vote from all nominees or from only certain specified nominees.  Withholding a vote from all or some of the nominees is effectively a vote against such nominee(s), but will not prevent the election of such nominee(s) so long as such nominee(s) receive a plurality of the affirmative votes cast at the Annual Meeting.

In voting for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2011, you may vote “for” or “against” such ratification or you may “abstain” from voting on the matter.  Under Massachusetts law, an abstention is not considered a vote cast at a meeting and, consequently, abstentions will have no effect on the voting for this proposal.

In voting for the Say on Pay Proposal, you may vote “for” or “against” or you may “abstain” from voting on the matter.  Under Massachusetts law, an abstention is not considered a vote cast at a meeting and, consequently, abstentions will have no effect on the voting for this proposal.

In voting for the Say on Frequency Proposal, you may vote “one year” or “two years” or “three years” or you may “abstain” from voting on the matter.  Under Massachusetts law, an abstention is not considered a vote cast at a meeting and, consequently, abstentions will have no effect on the voting for this proposal.

With respect to the matters to be considered at the Annual Meeting, broker non-votes will be disregarded for purposes of determining whether a proposal has been approved.

Under existing stock exchange rules, banks, brokers, or other nominees may vote shares held for a customer in street name on matters that are considered to be “routine” even if they have not received voting instructions from their clients.  A broker “non-vote” occurs when a bank, broker, or other nominee has not received voting instructions from a customer and does not vote the customer’s shares either because the matter is not considered routine or because the bank, broker or other nominee does not exercise its prerogative to vote even if the matter is considered routine.

The first, third and fourth proposals to be brought before the Annual Meeting this year, namely the election of directors, the Say on Pay Proposal and the Say on Frequency Proposal are not considered “routine” matters, which means that if your shares are held in street name, your bank, broker, or other nominee may not vote your shares on these matters unless you provide timely instructions for such voting.  The second proposal to be brought before the Annual Meeting this year, namely the ratification of the appointment of the independent registered public accounting firm, is considered a “routine” matter, which means that if your shares are held in street name your bank, broker, or other nominee may vote your shares on this matter in its sole discretion if you do not provide timely instructions for voting your shares.

The Directors and executive officers of the Company have indicated that they intend to vote all shares of the Common Stock that they are entitled to vote in favor of each of proposals (1), (2) and (3) presented herein and in favor of the Board of Directors’ recommendation on proposal (4). On the Record Date, the Directors and executive officers of the Company in the aggregate had the right to vote 2,659,646 shares of the Common Stock representing approximately 28.53% of the outstanding shares of the Common Stock as of such date.

PROPOSAL ONE

ELECTION OF CLASS OF DIRECTORS

The Company’s By-Laws provide that the number of Directors shall be set by a majority vote of the entire Board of Directors. The number of Directors for the Company has been set at 17.  Under the Company’s Articles of Organization and By-Laws, this number is divided into three classes, as nearly equal in number as possible, with the Directors in each class serving a term of three years and until their respective successors are duly elected and qualified, or until his or her earlier resignation, death or removal. As the term of one class expires, a successor class is elected at the annual meeting of stockholders for that year.

At the Annual Meeting, there are five Directors to be elected to serve until the 2014 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until his or her earlier resignation, death or removal. The Board of Directors has nominated, upon the recommendation of the Board’s Corporate Governance/Nominating Committee, each of Kenneth S. Ansin, John R. Clementi, Carole A. Cowan, Arnold S. Lerner and Richard W. Main, for election as a Director for a three-year term.

Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as a Director of each of the nominees named above. The Board of Directors believes that all of the nominees will stand for election and will serve as a Director if elected.

However, if any person nominated by the Board of Directors fails to stand for election or is unable or refuses to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

Information Regarding Nominees

The following table sets forth certain information for each of the five nominees for election as Directors at the Annual Meeting. Each individual has been engaged in his or her principal occupation for at least five years, except as otherwise indicated.

Nominees

(Term to Expire in 2014)

Name, Age, Qualifications and Principal Occupation	Director Since (1)

Kenneth S. Ansin (46)

President of Ansin Consulting Group, a boutique advisory firm which partners with non-profit and socially responsible businesses; Entrepreneur and private investor; since August 2010, member of the Board of Directors of New Resource Bank — California; prior to August 2007, owner and President of Norwood Fine Cabinetry, a privately held company specializing in kitchen and bath cabinetry.

Qualifications: Mr. Ansin’s skills as an entrepreneur and business owner of various companies and his knowledge of micro finance add value to the Board as they closely match the characteristics and typical financing needs of many of the Company’s commercial customers. Mr. Ansin’s knowledge of and community involvement in the Leominster and Fitchburg markets provide valuable market knowledge and contacts.

1994

John R. Clementi (61)

Manager, Longview Development, LLC, a real estate holding, development and management company; prior to October 2010, President of Plastican, Inc., a privately held manufacturer of plastic pails and covers.

Qualifications: Mr. Clementi’s prior experience as president and owner of a privately owned company employing approximately 400 individuals and operating within the Company’s market area, together with his prior training as an attorney, his familiarity with wealth management principles, his knowledge of the medical and manufacturing industries and his leadership positions held at various community non-profit organizations, enable Mr. Clementi to contribute extensively in multiple aspects of the Board’s oversight and planning functions.

1998

Carole A. Cowan (68) President, Middlesex Community College, the largest community college in Massachusetts. Qualifications: Dr. Cowan’s position as President of a local community college employing over 1,000 individuals, her knowledge of the local markets and her administrative experience, particularly in planning for and responding to rapid changes in personnel and technology, add value to the Board’s decision-making process in many key operational areas.	1999

Arnold S. Lerner (81)

Retired radio station owner; Vice Chairman of the Company and the Bank; prior to January 2010, member of the Board of Directors, Courier Corporation, a publicly held company specializing in the publishing, printing and sale of books.

Qualifications: Mr. Lerner’s ownership and management of multiple communications companies, 37 years as a director of various banks, past directorship with another publicly traded company, financial and marketing acumen and extensive knowledge of the markets in which the Company operates add value to multiple aspects of the Board’s oversight and strategic planning functions.

1988

Richard W. Main (63)

President of the Company and the Bank; prior to April 2009, also Chief Lending Officer of the Bank; prior to January 2005, President, Chief Operating Officer and Chief Lending Officer of the Bank.

Qualifications: Mr. Main’s depth of knowledge relating to the management of the Company’s commercial lending function and the significance of various changes in the market conditions affecting borrowers and their businesses provide invaluable insight to the Board’s oversight and management of the Company’s credit risk and operations. Mr. Main’s past tenure as president, chief operating officer and director of an earlier Greater Lowell-based independent commercial bank prior to joining Enterprise Bank also provides valuable industry specific and local community experience and contacts.

1989

(1)          All of the listed Nominees are also Directors of the Bank. The years listed in the foregoing table are the respective years in which each named individual first became a Director of the Company and the Bank or, if prior to the Company’s formation in 1996, of the Bank.

For information regarding the remaining members of the Board of Directors, who will continue to serve after the Annual Meeting, see the listing under the heading “Continuing Directors” at pages 9-13 below.

Recommendation of Directors

The Board of Directors recommends that the stockholders vote FOR the election of Kenneth S. Ansin, John R. Clementi, Carole A. Cowan, Arnold S. Lerner and Richard W. Main, the five nominees proposed by the Board of Directors, as Directors of the Company to serve until the 2014 annual meeting of stockholders and until their successors are duly elected and qualified.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.

The Company is not required to submit the ratification of the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm to a vote of stockholders. In the event a majority of the votes cast are against the appointment of KPMG LLP, the Audit Committee may consider the vote and the reasons therefor in future decisions on its appointment of the Company’s independent registered public accounting firm.

Representatives of KPMG LLP are expected to attend the annual meeting at which time they will have an opportunity to make a statement if they wish to do so and will be available to answer any appropriate questions from stockholders.

Audit Fees

The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company’s annual consolidated financial statements for the year ended December 31, 2010, the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q as filed with the SEC during the year ended December 31, 2010, and consents on SEC filings were $317,500. The same fees for the year ended December 31, 2009 were $335,000.

Audit-Related Fees

There were no audit-related fees billed to the Company for the years ended December 31, 2010 or 2009.

Tax Fees

The Company paid $26,750 in 2010 and $26,750 in 2009 to KPMG LLP for tax preparation services performed in each of these two years.

All Other Fees

No additional fees were paid to KPMG LLP in 2010 and 2009.

The Audit Committee must approve in advance any audit or permissible non-audit engagement or relationship between the Company and its independent registered public accounting firm. The Audit Committee has delegated to its chairman this approval authority, subject to the requirement that the chairman report the terms of any such engagement or relationship to the full Audit Committee at its next regularly scheduled meeting. All of the services described above, including those described under the headings, “Audit-Related Fees”, “Tax Fees”, and “All Other Fees”, were provided in conformance with such pre-approval requirements. The Audit Committee has determined that providing the services described above under the headings, “Audit-Related Fees”, “Tax Fees”, and “All Other Fees”, is compatible with maintaining the independence of KPMG LLP.

Recommendation of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the Audit Committee’s appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

This proposal, the Say on Pay Proposal, is intended to give shareholders the opportunity to endorse or not endorse the Company’s compensation program for our most highly compensated executive officers as disclosed in this Proxy Statement by voting for or against the resolution set forth below. The inclusion of the Say on Pay Proposal in this Proxy Statement is required pursuant to Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended. Your vote on the Say on Pay Proposal is strictly advisory in nature, and is not binding in any way on the Company.  Nonetheless, the Compensation Committee of the Board of Directors will review the results of the voting, and we would expect that the Compensation Committee would take into account such results when considering future executive compensation arrangements and otherwise making recommendations to the Board of Directors with respect to such matters.

—RESOLVED, that the compensation of the executive officers named in the Summary Compensation Table set forth at page 27 of this Proxy Statement (the “Named Executive Officers”), as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K under the headings “Compensation Discussion and Analysis”, “Executive Compensation” and “Agreements With Named Executive Officers”, including in the compensation-related tables and narrative discussions contained under such headings, shall be and hereby is approved.

We believe that our executive compensation program furthers the interests of our shareholders by providing proper incentives to our senior management to achieve both long-term and short-term goals without taking unnecessary or excessive risks that could threaten the Company’s financial condition or prospects.  The objectives and design of our compensation program for the Named Executive Officers, including the different components of compensation and the rationale for each component, are described in detail under the heading “Compensation Discussion and Analysis” at pages 20-25 below.

Recommendation of Directors

The Board of Directors recommends that you vote FOR approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement.

PROPOSAL FOUR

ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE

This proposal, the Say on Frequency Proposal, is intended to give shareholders the opportunity to inform the Company as to how often you wish the Company to include the Say on Pay Proposal in our annual proxy statement. The inclusion of the Say on Frequency Proposal in this Proxy Statement is required pursuant to Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended. As is the case with your vote on the Say on Pay Proposal, your vote on the Say on Frequency Proposal is strictly advisory in nature, and is not binding in any way on the Company.  The Compensation Committee will review the results of the voting, however, and we would expect that the Compensation Committee would take into account such results when determining whether to recommend to the Board of Directors a specified frequency for submitting the Say on Pay Proposal to shareholders.

—RESOLVED, that the Company shall submit to shareholders the advisory vote on whether to approve the compensation of the Company’s executive officers required pursuant to Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended, once every one year, two years or three years, whichever alternative receives the highest number of votes with respect to this resolution.

We believe that a frequency of once every three years for the advisory vote on executive compensation is the optimal interval for the Company’s submission of this vote to shareholders.  We strive to maintain an appropriate balance between long-term and short-term goals for our senior management.  We would be concerned that the submission of the advisory vote on executive compensation to our shareholders more often than once every three years would run the risk of having the vote influenced by short-term market conditions or industry trends, which would be incompatible with our compensation objectives of providing proper incentives to senior management to build long-term shareholder value.

Any shareholder who has a concern about our executive compensation program during the three-year interval between the advisory votes that we are recommending will always be free to bring any specific concern that the shareholder may have to the attention of the Board of Directors at any time.  For more information on how to communicate with the Board of Directors, please see “Director Nominations and Shareholder Communications” at pages 36 -37 below.

Recommendation of Directors

The Board of Directors recommends that you vote in favor of the Company’s submitting to shareholders the required advisory vote on executive compensation once every three years.

BOARD OF DIRECTORS

In addition to the nominees for election to the Board of Directors set forth above, the Board of Directors is comprised of the individuals listed below whose terms expire at the annual meetings of the Company’s stockholders in 2012 and 2013.  Each individual has been engaged in his or her principal occupation for at least five years, except as otherwise indicated.

Continuing Directors

(Term to expire in 2012)

Name, Age and Principal Occupation	Director Since (1)

Gino J. Baroni (54)

Owner and Managing Principal, Trident Project Advisors and Development Group, project advisors to public and private entities in capital improvement projects and real estate development.

Qualifications: Mr. Baroni’s depth of experience in project management, construction management and real estate development, including his experience as an executive officer within large companies and his familiarity with finance, risk management and internal controls, provides an enhanced level of expertise and depth of experience to the Board in multiple strategic areas, such as commercial and construction lending, geographic expansion and business development. Mr. Baroni also adds value to the Board as he actively serves on several civic boards representing several communities that are served by the Bank.

2010

John P. Clancy, Jr. (53)

Chief Executive Officer of the Company and the Bank (and prior to July 2007, also Chief Investment Officer of the Bank); prior to January 2007, Executive Vice President and Chief Operating Officer of the Company and Executive Vice President, Chief Operating Officer and Chief Investment Officer of the Bank.

Qualifications: Mr. Clancy’s bank-related experience in finance, investment, strategy, management and operations provides invaluable insight to the Board’s oversight of operations and its strategic planning function. His prior experience serving as Chief Financial Officer and Chief Operating Officer of the Company and the Bank provides a skill set that is extremely valuable within the context of the Board’s decision-making process. Mr. Clancy’s past tenure as Chief Financial Officer of an earlier Greater Lowell-based independent commercial bank prior to joining Enterprise Bank also provides valuable industry specific and local community experience and contacts.

2003

James F. Conway, III (58)

President, Chief Executive Officer and Chairman, Courier Corporation, a publicly held company specializing in the publishing, printing and sale of books.

Qualifications: With over twenty years experience as the chairman and chief executive officer of a growing publicly traded company that employs approximately 1,900 individuals, Mr. Conway’s financial expertise, SEC reporting experience and knowledge of the public markets add great depth to the Board’s understanding of current market trends and management of risk. Mr. Conway possesses the qualifications necessary to be designated a “financial expert” under applicable SEC rules, and could be designated as such if he were to serve at any time in the future on the Company’s audit committee.

1989

Lucy A. Flynn (57)

Vice President, Global Marketing Communications, Raytheon Company, a publicly held technology company specializing in defense, homeland security and other government markets.

Qualifications: Ms. Flynn’s responsibility for corporate communications, public relations, global marketing and compliance with the SEC’s Regulation FD (“Fair Disclosure” requirements) for a multi-national, publicly traded company provides valuable support to the Board for overseeing the Company’s marketing programs and issuance of public disclosures, including financial statements. Ms. Flynn’s former training as an attorney also adds depth to the Board’s overall oversight and planning functions.

1997

John P. Harrington (68) Retired Energy Industry Executive; prior to December 2009, Energy Consultant for Tennessee Gas Pipeline Company; since May 2007, Assistant Secretary of the Company and the Bank. Qualifications: Mr. Harrington’s extensive experience in management, sales and operations, combined with his previous involvement in civic organizations, and his knowledge of the local markets and economy adds value to all aspects of the Board’s oversight and planning functions.	1989

Nickolas Stavropoulos (53)

Executive Vice President and Chief Operating Officer, U.S. Gas Distribution, National Grid, a publicly held company focused on the delivery of electricity and natural gas; from June 2004 through August 2007, President, KeySpan Energy Delivery, and Executive Vice President, KeySpan Corporation; member of Board of Directors, Dynamic Research Corporation, a publicly traded company that provides mission-critical technology management services and solutions for government programs.

Qualifications: Mr. Stavropoulos’ role as Executive Vice President of a publicly traded company that employs approximately 28,000 individuals has provided him with substantial experience in operations and financial and SEC reporting, as well as knowledge of both international and local markets. Mr. Stavropoulos also serves as a director of another publicly traded company, which adds to his overall experience as a public company director. In addition, Mr. Stavropoulos was the Chief Financial Officer for a publicly traded company for ten years. Mr. Stavropoulos possesses the qualifications necessary to be designated a “financial expert” under applicable SEC rules, and he has been designated as such for purposes of his membership on the Company’s audit committee.

2002

(1)                          All of the listed Directors are also Directors of the Bank. The years listed in the foregoing table are the respective years in which each named individual first became a Director of the Company and the Bank or, if prior to the Company’s formation in 1996, of the Bank.

Continuing Directors

(Term to expire in 2013)

Name, Age, Qualifications and Principal Occupation	Director Since (1)

George L. Duncan (70)

Chairman of the Company and the Bank since their inception; prior to January 2007, also Chief Executive Officer of the Company and the Bank since inception.

Qualifications: Mr. Duncan’s fifty plus years of experience with financial institutions and commercial lending provides the Board with an expansive knowledge relating to credit risk, loan portfolio management and bank management in varying market conditions.  Mr. Duncan’s role as Chairman and past Chief Executive Officer of the Company, along with his past tenure as chief executive officer of an earlier Greater Lowell-based independent commercial bank prior to his founding of Enterprise Bank and leadership positions at many local, community non-profit organizations, also provides valuable industry specific and local community experience, market knowledge and contacts.

1988

Eric W. Hanson (67)

Since December 2006, Chief Financial Officer of Klin Spirits, LLC, a privately held distributor of imported Russian vodka; prior to August 2008, Chairman of the Board, D.J. Reardon Company, Inc., a privately held distributorship of Anheuser-Busch beverages and affiliated brands.

Qualifications: Mr. Hanson’s ownership and management of a major regional distributor and familiarity with local businesses, individuals, market trends and conditions adds value to the Board by providing a substantial depth of general business knowledge, particularly related to retail businesses, and extensive local community experience and contacts.

1991

Jacqueline F. Moloney (57)

Executive Vice Chancellor, University of Massachusetts-Lowell, the third largest educational institution in Massachusetts.

Qualifications: Dr. Moloney’s experience with leadership, budgeting, strategic planning, technology and innovation adds value to the operating committees of the Board and enhances the Board’s overall understanding of the Bank’s operating environment and internal control structure. Dr. Moloney has served on numerous civic boards throughout the Merrimack Valley and provides valuable knowledge and insight to the Board on emerging industries and business trends within the Bank’s market area, as well as local developments affecting the Greater Lowell community.

2010

Michael T. Putziger (65)

Since 2010, Chairman of WinnCompanies, a private real estate company that develops, acquires and manages multi-family and mixed income properties nationwide; prior to 2010, Vice Chairman of WinnCompanies; Of Counsel to Murtha Cullina, LLP, a firm which provides legal services to businesses, governmental units, non-profit organizations and individuals; since 2007, Chairman of the Board of Directors of Bank of Florida Corporation, a publicly held company that formerly operated as a multi-bank holding company (prior to 2007, member of the Board of Directors of Bank of Florida Corporation and of Bank of Florida - Southwest), since 2007, member of the Board of Directors of New Hampshire Thrift Bancshares, the publicly held parent company of Lake Sunapee Bank, a federally chartered savings bank (prior to 2007, Chairman of the Board of Directors of First Community Bank based in Woodstock, Vermont, which was acquired by New Hampshire Thrift Bancshares and merged into Lake Sunapee Bank).

Qualifications: Mr. Putziger’s legal experience and familiarity with commercial real estate development, financial institutions, banking industry trends and public markets provide value to all aspects of the Board’s decision-making process.  Mr. Putziger’s service as chairman of a publicly traded, multi-bank holding company and as a director of a publicly traded thrift holding company and its subsidiary federal savings bank also provides him with substantial experience in the banking and thrift industries and with respect to relevant industry activities and challenges.  This experience has been of value to the Board in, among other areas, its oversight of the Company’s wealth management services and its consideration of various capital raising alternatives for the Company.

2008

Carol L. Reid (63)

Financial Executive; prior to September 2005, Vice President, Corporate Controller and Chief Accounting Officer of Avid Technology, Inc., a publicly held company specializing in digital media creation tools for film, audio, animation, games and broadcast.

Qualifications: Ms. Reid’s past role as a corporate controller of an international public company benefits the Board in its oversight of the Company’s risk management program, internal control structure and financial reporting process.  Ms. Reid possesses the qualifications necessary to be designated a “financial expert” under applicable SEC rules, and she has been designated as such for purposes of her membership on the Company’s audit committee.

2006

Michael A. Spinelli (78) Founder, Global Tourism Solutions, an international tourism consulting firm for emerging nations; Secretary of the Company and the Bank. Qualifications: Mr. Spinelli adds value to the Board through his experience as a business owner of multiple companies, including a company providing services to over 2,000 travel agencies, his experience in independent investment portfolio management, his knowledge of international markets and his general marketing and financial acumen.	1988

(1)                          All of the listed Directors are also Directors of the Bank. The years listed in the foregoing table are the respective years in which each named individual first became a Director of the Company and the Bank or, if prior to the Company’s formation in 1996, of the Bank.

Independence of Board of Directors

The Board of Directors has determined that every individual who served as a Director during the year ended December 31, 2010 was “independent” of the Company’s management as of December 31, 2010, and continues to be independent as of the date of this Proxy Statement, on the basis of the independence standards contained in Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market, except for Messrs. Duncan, Main and Clancy, who are all current employees of the Company, and Mr. Putziger as further described below.

Mr. Putziger, who joined the Board of Directors on April 15, 2008, held a 13.7% limited partnership interest in a limited partnership that was the sole beneficiary of a real estate trust that leased the Bank’s headquarters and certain related parking spaces from the U.S. National Park Service and in turn subleased the building and spaces to the Bank. The Bank acquired this lease with the National Park Service from the trust in September 2010 for $2 million, in addition to having paid a total of $208,734 in prior lease payments to the trust in 2010 under the existing sublease arrangements.  Based on Mr. Putziger’s ownership interest in the partnership, his proportional interest in the gross proceeds paid by the Bank in connection with these lease and purchase transactions totaled $303,480  in 2010.  The Board believes that the terms of all of these transactions, including the amounts paid in each case by the Bank, were a product of arms-length negotiations between the parties.

In determining the independence of directors, consideration was given to a 5% general partnership interest held by Mr. Lerner in a general partnership that was the sole beneficiary of a real estate trust that previously owned the building that houses the majority of the Bank’s operations departments.  This building was purchased by the Bank from the trust in September 2007.  During the three-year period ended on the third anniversary of this transaction, Mr. Lerner was deemed to be not independent under the independence standards of The NASDAQ Stock Market referred to above.  Following the third anniversary of the date of the transaction noted above, the Board determined that no other circumstances or transactions existed at such time or had occurred at any time since the date of such transaction, which could potentially affect the independence of Mr. Lerner.  Accordingly, Mr. Lerner is currently deemed to be independent in accordance with the standards required under NASDAQ’s Rule 5605(a)(2).

With respect to each of the Company’s independent Directors, there were no transactions, relationships or arrangements that have not been disclosed in this Proxy Statement under the heading “Transactions with Certain Related Persons” at pages 38-39 below, which were considered by the Board of Directors pursuant to the independence standards required under the applicable NASDAQ rule referenced above in the course of the Board’s determining that each such Director meets the definition of independence.

Board Leadership Structure and the Board’s Role in Risk Oversight

The Company’s Board of Directors annually appoints a Chairman, Vice Chairman, Secretary and Assistant Secretary.  These Board offices are currently held by Mr. Duncan as Chairman, Mr. Lerner as Vice Chairman, Mr. Spinelli as Secretary and Mr. Harrington as Assistant Secretary.  In addition to these offices, the Board of Directors maintains six active committees at the Company level and ten active committees at the Bank level, to which specific risk oversight responsibilities have been delegated by the Board.  Chairpersons and committee members are elected each year to a one year term.

Mr. Duncan, who previously served as the Company’s Chief Executive Officer, serves as the executive Chairman of the Board and Mr. Clancy serves as the Chief Executive Officer of the Company.  Mr. Clancy was elected Chief Executive Officer effective January 1, 2007 in conjunction with the Company’s succession planning, taking into account the separate responsibilities of Mr. Duncan and Mr. Clancy in their respective roles.  The Board has implemented this segregation of roles in order to provide better governance and succession to the Board and Company while taking into consideration the size, growth potential and complexity of the Company’s operations.

Regular meetings of the Board and its committees are held to review results of operations, including discussions of risk.  The frequency of meetings is determined by the number and significance of risk matters that are discussed at either the Board or committee meetings.  Each committee chairperson is provided an opportunity to present a report to the full Board at each regularly scheduled Board meeting and is required to provide a full report of past accomplishments and future strategies to the full Board on an annual basis.

The Company’s Board of Directors is responsible for oversight of the Company’s risk management. The Chief Executive Officer, the Company’s Senior Vice President-Risk Management Director and other members of senior management provide regular reports to the Board on the Company’s management of risk. Additionally, on a semi-annual basis, the Company’s Risk Management Director reports to the Executive Committee on the effectiveness of the Company’s risk management program.  The Executive Committee consists of eight permanent committee members and up to three rotating directors. Board committees are represented by permanent members of the Executive Committee, which is intended to provide the best venue for discussions relating to credit, liquidity and operational risk topics that have been identified and discussed at the Board committee level.

Meetings of Board of Directors and Committees of Enterprise Bancorp, Inc. and Enterprise Bank and Trust Company

There were eleven joint meetings of the Company’s (i.e., Enterprise Bancorp, Inc.) Board of Directors and the Bank’s (i.e., Enterprise Bank and Trust Company) Board of Directors during the calendar year ended December 31, 2010. During such period, each Director attended more than 75% in the aggregate of the total number of meetings of the Board of Directors and of each of the committees of the Board of Directors on which he or she served.

The Company’s Board of Directors maintains six standing committees:  an executive committee, an audit committee, an asset-liability committee, a compensation committee, a corporate governance/nominating committee and a strategic growth planning committee.

The Bank’s Board of Directors maintains ten standing committees:  an executive committee, an audit committee, an asset-liability committee, a compensation committee, a corporate governance/nominating committee, a strategic growth planning committee, a marketing and business development committee, a banking technology steering committee, an Enterprise Investment Advisors committee and a loan committee.

Executive Committee. The Executive Committee assists the Board in fulfilling its responsibilities pertaining to the oversight of the Company’s management. The Committee consists of directors who represent all other committees of the Board.  Among other responsibilities, the committee is responsible for approving and/or ratifying loans above certain limits, establishing and recommending transaction authorization limits for management, overseeing the credit quality of the loan portfolio and reviewing branch profitability.  In addition, the Executive Committee is responsible for reviewing the effectiveness of the Company’s overall risk management program and reporting on its effectiveness to the full Board of Directors.

Audit Committee.  The audit committee consists solely of independent directors and is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm and the Company’s Director of Internal Audit.  Among other responsibilities, the audit committee also monitors the integrity of the financial statements of the Company, adequacy of internal controls relating to financial reporting, compliance by the Company with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, performance of the Company’s internal and independent auditors and the business conduct and ethical standards of the Company. The audit committee held six executive sessions during 2010 with the Company’s independent registered public accounting firm, KPMG LLP.  Two members of the Audit Committee and one other independent director have been designated as financial experts.

Asset-Liability Committee (ALCO). The asset-liability committee is responsible for overseeing the Company’s interest rate risk, capital adequacy, liquidity and balance sheet growth strategies.  The committee monitors the Company’s sensitivity to interest rate risk and the performance of the investment portfolio, approves investment strategies and approves recommended investment and borrowing vehicles while monitoring tolerance levels to ensure adequate liquidity and capital.

Compensation Committee. The compensation committee is responsible for establishing the Company’s compensation philosophy and executive compensation standards, performs the annual Chief Executive Officer evaluation and recommends executive compensation, any employment agreements and director compensation to the Board for approval.  The committee is also responsible for overseeing the administration of the Company’s employee benefit and compensation programs and determining the effectiveness of the Company’s compensation-related risk management practices.

Corporate Governance/Nominating Committee (CGNC). The corporate governance/nominating committee is responsible for establishing effective governance controls and procedures for the Company and its Directors.  The committee’s specific responsibilities include recommending to the Board:  its determination of the independence of each director; the composition of each Board committee; the Company’s response to any shareholder proposals; and nominees for election to the Board of Directors and appointment as Board officers.  The committee is also responsible for monitoring the effectiveness and performance of the Board and its various committees.

Strategic Growth Planning Committee. The strategic growth planning committee is responsible for identifying and evaluating strategic growth opportunities for the Company and assessing the risks associated with such opportunities. The committee considers and evaluates potential acquisitions, proposed geographic expansion and proposals for adding or diversifying revenue streams.  The committee also plays a key role in evaluating alternatives and opportunities for raising capital.

Marketing and Business Development Committee (Marketing). The marketing and business development committee oversees the Bank’s marketing and branding initiatives and business development and sales efforts, and determines if such initiatives and efforts are consistent with the strategic plan, goals and values of the Bank.  The committee also reviews marketing campaign effectiveness and market penetration through the monitoring of various metrics and market research.  The committee is also responsible for determining the clarity of customer value statements, the appropriateness of target customers and markets and the effectiveness of sales incentive programs.

Banking Technology Steering Committee (Technology). The banking technology steering committee is responsible for overseeing the information security program, vendor management, project management and other technology related functions of the Bank.  In addition, the committee reviews the adequacy of the Company’s business continuity and disaster recovery plans and the deployment of new technologies with particular attention to operational risk management.  The committee also monitors the results of external penetration and vulnerability testing as part of the Company’s ongoing efforts to maintain a secure operating environment.

Enterprise Investment Advisors Committee (EIA). The Enterprise Investment Advisors committee is responsible for ensuring that prudent care and discretion are followed in the investment and fiduciary oversight of client assets to properly manage and report client and Company market risk exposures.  The committee is responsible for approving general investment standards and the selection of independent investment advisors and for monitoring investment, advisor and portfolio performance.  The committee will periodically review management’s strategic planning initiatives and direction for the investment advisory services provided under the Enterprise Investment Advisors label and is also responsible for the oversight of the sale of non-deposit investment (i.e., brokerage) products through an independent third-party broker.

Loan Committee. The loan committee reviews information and reports relating to the composition, status, delinquency and classification of both consumer and commercial loans within the Bank’s loan portfolio as well as any OREO assets (i.e., foreclosed property held by the Bank).  The committee also reviews certain larger construction lending projects and relationships and reviews stress testing to determine potential risk exposure(s) related to the commercial real estate portion of the loan portfolio.  The overall mission of the committee is to monitor the trends in asset and credit quality of the Bank’s loan portfolio as well as various other internal and external factors and controls that may impact loan quality and overall credit risk exposure.  The committee not only identifies and informs the Board of any unfavorable trends that it may detect in the Bank’s loan portfolio, but also recommends actions that may be taken to mitigate portfolio risk.

The following table provides 2010 membership by current Directors and meeting information for each of the standing committees of the Board of Directors:

	Executive (1)	Audit	ALCO (1)	Compensation(2)	CGNC (2)	Strategic Growth Planning	Marketing	Technology	EIA (1)	Loan
Ansin			X*				X			X
Clancy	X		X			X	X*	X	X	X
Clementi	X			X	X				X*
Conway	X			X*	X	X
Cowan	X	X		X				X*		X
Duncan	X		X			X	X		X
Flynn		X			X			X
Hanson	X			X		X				X*
Harrington		X	X		X		X			X
Lerner	X		X	X	X*	X			X
Main	X*		X			X	X		X	X
Putziger			X			X*			X	X
Reid		X**	X					X	X
Spinelli			X				X	X	X
Stavropoulos		X*			X	X
Total Meetings Held in 2010	8 mtgs	8 mtgs	5 mtgs	5 mtgs	5 mtgs	1 mtgs	4 mtgs	3 mtgs	6 mtgs	5 mtgs

*indicates Committee Chairperson

**indicates Committee Vice Chairperson

(1)                                  Up to three additional members are chosen to serve on a three-month rotating basis from among the remaining members of the Board of Directors.

(2)                                  Mr. Lerner did not serve on the Compensation Committee or the Corporate Governance and Nominating Committee for most of 2010, due to his being deemed to be not independent under the applicable NASDAQ independence standards. Mr. Lerner was reappointed to the Compensation Committee and Corporate Governance and Nominating Committee in late 2010 after the Board of Directors had determined that he was again properly deemed to be independent under the applicable NASDAQ standards, at which time he was reappointed to serve as the Chairman of the Corporate Governance and Nominating Committee.  See “Independence of Board of Directors” at pages 13-14 above for further information regarding Mr. Lerner’s status as an independent director.

DIRECTOR COMPENSATION

All members of the Board of Directors are Directors of the Company and of the Bank.  All compensation paid to the Directors for their service as members of the Board of Directors is paid through the Bank. In 2010, the Bank paid $350 to non-employee Directors for attendance at Board of Directors meetings and all other committee meetings, excluding executive committee meetings and audit committee meetings, for which the Bank paid $450.  In addition to these per meeting fees, the Bank also paid in 2010 annual retainers to non-employee Directors for their membership on the Board of Directors and for their additional services in various Board-related and other corporate capacities as detailed in the following table:

Annual Retainer (1)
Board of Directors	$7,200
Executive Committee members	$2,400
Audit Committee Chairperson	$7,500
Audit Committee Vice-Chairperson	$4,000
Asset-Liability Committee Chairperson	$6,000
Compensation Committee Chairperson	$6,000
Corporate Governance/ Nominating Committee Chairperson	$6,000
Strategic Growth Planning Committee Chairperson	$6,000
Banking Technology Steering Committee Chairperson	$6,000
Enterprise Investment Advisors Committee Chairperson	$6,000
Loan Committee Chairperson	$6,000
Secretary	$500

(1)          Retainers for membership on the Board of Directors and on the Executive Committee were paid in equal monthly installments.  All other retainers were paid in equal quarterly installments.

Directors who are also full-time salaried officers of the Bank were not paid for attending Board of Directors or committee meetings and did not receive retainers of any kind for their services in any capacity as Directors.

For the year 2010, non-employee Directors had the right to make an irrevocable election (by December 31, 2009) to receive shares of Common Stock in lieu of receiving an elected portion of cash fees. The number of shares issued to non-employee Directors pursuant to this election was based on the value of the Common Stock at January 4, 2010, based on the average of the high and low trade prices of the Common Stock on the NASDAQ Global Market on that date.  For the year 2010, the Company issued a total of 12,046 shares of Common Stock to seven non-employee Directors at a per share issuance price of $11.09.  These shares were issued in January 2011.  For the year 2011, non-employee Directors have the same option to receive shares of Common Stock in lieu of cash fees at a per share issuance price of $13.65, which reflects the value of the Common Stock at January 3, 2011, based on the closing price of the Common Stock on the NASDAQ Global Market on that date.

In 2010, the Company also granted awards of stock, which generally vest over a two-year period, to non-employee directors.

The Company believes that giving non-employee Directors the option to receive stock in lieu of cash fees and granting to them stock awards with vesting requirements further aligns such Directors’ interests with those of the Company’s shareholders.

The following table details the total compensation paid to each non-employee Director for the year ended December 31, 2010.

Name	Fees paid in cash or stock ($) (1)	Stock Awards ($) (2)	Total ($)
Kenneth S. Ansin	$23,550	7,206	$30,756
Gino J. Baroni (3)	$8,250	—	$8,250
John R. Clementi	$27,000	7,206	$34,206
James F. Conway, III	$28,750	7,206	$35,956
Carole A. Cowan	$29,000	7,206	$36,206
Nancy L. Donahue (3)	$4,400	7,206	$11,606
Lucy A. Flynn	$20,000	7,206	$27,206
Eric W. Hanson	$26,050	7,206	$33,256
John P. Harrington	$24,700	7,206	$31,906
Arnold S. Lerner	$25,200	7,206	$32,406
Jacqueline F. Moloney (3)	$7,000	—	$7,000
Michael T. Putziger	$23,600	7,206	$30,806
Carol L. Reid	$25,450	7,206	$32,656
Michael A. Spinelli	$19,250	7,206	$26,456
Nickolas Stavropoulos	$22,900	7,206	$30,106

(1)          All non-employee Directors, excluding Messrs. Baroni, Hanson, Lerner, Putziger, Spinelli, Stavropoulos, Ms. Donahue and Dr. Moloney, elected to receive all or a portion of their directors fees in the form of shares of Common Stock, which were issued in January 2011.

(2)          The value of the stock awards is based on the fair market value of the Common Stock on the date of grant, which was March 16, 2010.  The fair market value was calculated as the closing price of the Common Stock on the NASDAQ Global Market on the date of grant as required under the Company’s 2009 Stock Incentive Plan.

(3)          Mr. Baroni and Dr. Moloney were appointed to the Board of Directors on September 21, 2010 in accordance with authority granted to the Board of Directors under the Company’s by-laws. Ms. Donahue retired from the Board of Directors effective as of the date of last year’s annual meeting, or May 5, 2010, and became an Honorary Director as of that date.

During 2010, none of the above listed non-employee Directors received any stock option awards or non-equity incentive plan compensation, nor did they have pensions or nonqualified deferred compensation earnings or any other form of compensation other than the fees paid in cash or stock and the stock awards set forth above.  None of the above-listed non-employee Directors held any outstanding stock options as of December 31, 2010.

INFORMATION REGARDING EXECUTIVE OFFICERS AND OTHER SIGNIFICANT EMPLOYEES

Set forth below is certain information regarding the executive officers of the Company (including the Bank), other than those executive officers who are also Directors of the Company and for whom such information is provided elsewhere in this Proxy Statement.  Each individual named below has held his position for at least five years, except as otherwise indicated.

Name	Age	Position
Brian H. Bullock	53	Executive Vice President and Chief Commercial Lending Officer of the Bank; prior to April 2009, Senior Vice President and Chief Commercial Lender of the Bank

Robert R. Gilman	66	Executive Vice President, Administration, and Commercial Lender of the Bank

Stephen J. Irish	56	Executive Vice President and Chief Operating Officer of the Bank; prior to April 2009, Executive Vice President and Chief Information Officer of the Bank

Steven R. Larochelle	47	Executive Vice President and Chief Banking Officer of the Bank; prior to April 2009, Senior Vice President and Chief Commercial Real Estate Lender of the Bank

James A. Marcotte	53	Executive Vice President, Chief Financial Officer and Treasurer of the Company and the Bank

Chester J. Szablak, Jr.	53

Executive Vice President and Chief Sales and Marketing Officer of the Bank; from November 2007 through March 2009, Senior Vice President and Chief Sales and Marketing Officer of the Bank; from January 2006 through October 2007, Senior Vice President and Chief Sales Officer of the Bank

COMPENSATION DISCUSSION AND ANALYSIS

Objectives and Design

The Company’s core compensation philosophy provides that total annual compensation levels should: (1) be competitive relative to those found in other commercial banking organizations of comparable asset size and performance; (2) reflect individual responsibilities, experience, and performance; and (3) provide incentive to achieve business and financial objectives within reasonable risk parameters.  The Company believes that this compensation philosophy is necessary to attract, motivate and retain highly qualified executives, who are essential to achieving the financial goals set by the Board of Directors and sustaining long-term value for shareholders, while operating the Company in a safe and sound manner.

Consistent with this philosophy, the Compensation Committee regularly obtains information regarding compensation levels in the Company’s industry through various sources, including compensation surveys conducted by banking industry associations and independent compensation consultants.  The Company also regularly reviews the responsibilities and ongoing performance of executive officers.  Elements of compensation are established with the goal of rewarding the executive officers for the attainment of both individual and organizational short- and long-term goals.

Under the Compensation Committee Charter, the Compensation Committee recommends to the Board of Directors the compensation of the Company’s Chairman.  The Chairman and the Compensation Committee review the performance of both the Company’s Chief Executive Officer and President and recommends their compensation to the Board of Directors for review and approval.  The Chief Executive Officer of the Company evaluates the performance and responsibilities of the remaining executive officers and recommends their compensation to the Compensation Committee.  After review of the Chief Executive Officer’s recommendations, the Compensation Committee recommends executive compensation to the Board of Directors for approval.

The Company at least annually assesses total compensation paid to its executive officers.  As part of this process, the Compensation Committee assesses and evaluates the elements of total compensation, as paid to executive officers as a group and individually.

Elements and Rationale

Executive compensation may include the following components in addition to an executive’s base salary:  incentive cash compensation, equity compensation, supplemental retirement benefit, supplemental life insurance benefit, income protection following a termination of employment under various circumstances, including following a change in control of the Company, and club memberships and automobiles.  Each of these components is reviewed, both separately and from a total compensation perspective, and approved by the Compensation Committee and the Board of Directors on at least an annual basis.  The Company believes that by using a combination of these elements it is best able to find an effective balance in motivating each executive to achieve long-term and short-term goals without taking unnecessary or excessive risks that could threaten the Company’s financial condition or prospects, thereby enhancing long-term shareholder value.  In establishing the components of compensation for each individual executive officer, the Compensation Committee considers the performance and responsibilities of the individual, the executive’s designation or role within the Company and the cost to the Company of the various components of compensation to be provided.

Base Salary

The Company annually engages a compensation consulting firm to review the cash elements of the Company’s executive compensation and provide comparative market information on overall total compensation for the Compensation Committee’s review.  In past years and in early 2010, the Company engaged Pearl Meyer & Partners to conduct a comparative market review of the Company’s executive annual cash and equity compensation programs.  Based upon the comprehensive reviews and comparative assessments performed by Pearl Meyer & Partners, and various other factors, including a review of each executive’s responsibilities, experience in his role, overall performance, and a review of the various components of compensation provided to the individual executive, the 2010 annual base salaries for the five executive officers identified in the Summary Compensation Table at page 27 below (the “Named Executive Officers”) were increased from 2009 levels as follows:  for Mr. Duncan, from $203,900 to $300,000; for Mr. Clancy, from $350,000 to $400,000; for Mr. Main, from $219,920 to $243,900; for Mr. Marcotte, from $187,720 to $192,000; and for Mr. Irish, from $188,689 to $192,000.  Mr. Clancy’s base salary increase was intended to address his total compensation, which the Compensation Committee determined was under-market, and bring his base salary closer in line with the competitive market assessment.  The increases in the base salaries of Messrs. Duncan and Main were also based upon the comparative market assessment, and also reflected a change in the elements and mix of their total compensation for 2010.  Specifically, in 2010, there was a reduction in the expense associated with Mr. Main’s supplemental retirement benefit, and Mr. Duncan’s equity compensation decreased in 2010 versus 2009.

In late 2010, the Company engaged the same consulting firm to conduct an updated comparative market assessment. Based upon a review of each executive’s responsibilities, overall performance and contributions and a review of the various components of compensation provided to the individual executive, the Compensation Committee recommended, and the Board of Directors approved, increases to Mr. Duncan’s base salary to $350,000 and Mr. Main’s base salary to $258,916 effective March 27, 2011.  The base salaries for Messrs. Clancy, Marcotte and Irish remain unchanged for 2011.  The base salaries for Messrs. Duncan and Main increased for 2011 as a result of the competitive assessment and to maintain their total compensation, which would otherwise decrease in 2011 as a result of decreases in the expense associated with their supplemental retirement benefit.  Additionally, neither Mr. Duncan nor Mr. Main received restricted stock grants in 2011.  The Company did not increase the base salaries of Mr. Clancy, Mr. Marcotte and Mr. Irish for 2011, as it determined that an increase in their total incentive compensation opportunity, and for Mr. Clancy, an increase in his equity ownership, would be the focus for 2011.

Incentive Compensation (Cash)

The terms of incentive cash compensation for executive officers are established by the Compensation Committee, subject to Board approval, on a year-to-year basis. In 2010, the Company developed a variable compensation program for certain senior officers, including the Named Executive Officers.  Payments for executives under the variable compensation program for 2010 were determined by various weighted elements of the Company’s short- and long-term performance, including net income, deposit growth, loan growth, and loan quality.  Target payout percentages for Messrs. Duncan, Clancy, and Main were 20% of their annual regular earnings and the target payout percentages for Messrs. Marcotte and Irish were 12.5%.  Messrs. Duncan, Main, Clancy, and Marcotte were placed in the Bank-wide Variable Compensation Group, for which the relative weighting of the various performance factors was allocated as follows:  net income, 40%; deposit growth, 25%; loan growth, 20%; and loan quality, 15%.  Mr. Irish, who has significant responsibility for generating long-term growth through deposits, was placed in the Deposit Focused Variable Compensation Group, for which the relative weighting of the various performance factors was allocated as follows:  net income, 40%; deposit growth, 30%; loan growth, 15%; and loan quality, 15%.  The Company’s performance in 2010 relative to its performance targets under the plan was as follows:  exceeded its net income target (level 1.25, noting a target of 1.0); met its deposit growth target (1.0); achieved just under its loan quality target (0.75); and did not reach threshold for its loan growth target (0).  Messrs. Duncan, Clancy, and Main, who were in the Bank-wide Variable Compensation Group, received an actual payout of 17.25%, which resulted in the following cash payments:  $47,287 for Mr. Duncan; $66,678 for Mr. Clancy; and $40,915 for Mr. Main.  Mr. Marcotte, also in the Bank-wide Variable Compensation Group, received an actual payout of 10.78% or $20,576.  As a member of the Deposit Focused Variable Compensation Group, Mr. Irish received an actual payout of 11.41% or $21,798.

On March 15, 2011, the Board approved the Company’s 2011 Variable Compensation Incentive Plan.  The 2011 plan applies to all of the Named Executive Officers.  As in 2010, the Board approved specific performance factors, performance targets and percentage payout amounts for 2011 for each of the Named Executive Officers.  To place a more meaningful proportion of total cash compensation at risk to ensure alignment of executive rewards with the Company’s financial results, the target payout percentage for each of Messrs. Duncan, Clancy, and Main was increased to 27.5% of their annual regular earnings and the target payout percentage for each of Messrs. Marcotte and Irish was increased to 18.5%.  As in 2010, payments for participants under the variable compensation program will be determined by various elements of Company performance and individual performance.

The Company also implemented a profit sharing program for all employees in 2010, which was solely determined based upon the Company’s net income for the year.  Payouts under this program were made in the form of an employer contribution to each employee’s, including each of the Named Executive Officer’s, 401(k) account.  The Company’s achievement of net income of $10,640,000 in 2010 resulted in a contribution of 3% of the first $75,000 of an individual employee’s earnings.  Accordingly, a contribution of $2,250 was made to each Named Executive Officer’s 401(k) plan.  The actual contribution for 2010 was above the target contribution, which was 2.5% or $1,875.

The Named Executive Officers will continue to participate in the Company’s bank-wide profit sharing program in 2011.  Payouts under the profit-sharing plan will be based solely on Company performance (net income) for 2011. As in 2010, the target payout is 2.5% of up to $75,000 in earnings; however, the target payout percentage may increase or decrease based upon the Company’s actual performance.

Long-Term Incentive (Equity) Compensation

The Company aligns the interests of its executives with the long-term interests of stockholders through the granting of equity-based compensation awards, which have been in the form of stock options and restricted stock, granted in all cases at current fair market value.  The Company’s current long-term equity program is intended to (1) enhance management’s sense of ownership and commitment to the long-term success of the Company, (2) encourage and reward management performance that increases the long-term success and shareholder value of the Company, and (3) attract and retain the senior leadership and management talent the Company needs to be successful.  At this time, the Compensation Committee anticipates that restricted stock as well as stock options will continue to serve as the primary vehicles to be used to achieve these objectives.

In connection with its compensation program, the Company evaluates the issuance of equity grants to employees on an annual basis.  Equity grants to executive officers have been considered and granted at the same time that equity grants have been granted for all employees during the first quarter of each year. Stock options and restricted stock are granted to executives both to reward performance and as a retention tool. The total number of options or restricted stock granted to all employees in the aggregate is determined after considering various factors such as overhang and run rate. The number of options or value of restricted stock awards granted to individual employees, including executives, is also based upon various factors, but is primarily based upon an employee’s level of responsibility and individual performance and contribution, and, with respect to the Named Executive Officers and other senior management, the desired mix of compensation is considered.  Stock option and restricted stock grants to all employees are recommended by the Chief Executive Officer and the total grant is subject to the approval of the Compensation Committee.  In addition to the recommendation of the Chief Executive Officer and Compensation Committee approval, stock options and restricted stock awards granted to executive officers must also be approved by the full Board of Directors.  In all cases, the exercise price of the option and the value of the restricted stock is established based on the market price of the Company’s stock on the date of the grant.

On March 16, 2010, the Company granted a total of 63,775 options, at an exercise price of $12.51 per share (which reflected the market price of the Company’s common stock on the date of the grant), and 70,475 shares of restricted stock.  Of the options and restricted stock shares granted, the Board approved grants to the Named Executive Officers as follows:  10,000 options and 10,000 shares of restricted stock to Mr. Clancy; 3,000 options and 5,000 shares of restricted stock to Mr. Main; 1,750 options and 4,750 shares of restricted stock to Mr. Marcotte; and 1,750 options and 4,750 shares of restricted stock to Mr. Irish.  Mr. Duncan did not receive an equity grant for 2010, which reflected the Compensation Committee’s consideration of the different elements of compensation he would receive in 2010, the level of his restricted stock grant in 2009 and the total compensation he was likely to earn for the year.  The number of options and shares of restricted stock granted to the executives for 2010 were considered to be consistent with the Company’s objective of maintaining a reasonable level of employee participation in the Company’s equity compensation program and to be within competitive ranges for executive management.

On March 15, 2011, the Company granted to employees a total of 82,075 options at an exercise price of $14.85 per share (which reflected the market price of the Company’s common stock on the date of the grant) and 56,975 shares of restricted stock.  Of the options and restricted stock shares granted, the Board approved grants to the Named Executive Officers, each such grant to vest over four years, as follows:  10,000 options and 8,000 shares of restricted stock to Mr. Clancy; 15,000 options to Mr. Duncan; 10,000 options to Mr. Main; 1,500 options and 3,500 shares of restricted stock to Mr. Marcotte; and 1,500 options and 3,500 shares of restricted stock to Mr. Irish.  Mr. Clancy also received an additional grant of 3,500 shares of restricted stock to vest immediately.  This grant was made to increase his ownership and further align Mr. Clancy’s interest with shareholders, to recognize performance and in recognition that Mr. Clancy declined a stock grant and salary increase in 2009 and salary increase in 2011.  Mr. Duncan and Mr. Main did not receive a restricted stock grant for 2011, but rather were awarded a base salary increase as their current ownership levels are more significant than the Company’s other executive officers. To ensure ongoing alignment with shareholder interests on the part of Messrs. Duncan and Main, the Compensation Committee determined that an option grant to each of them was warranted.  As in 2010, the number of options and shares of restricted stock granted to the Company’s executives in 2011 are considered to be consistent with the Company’s objective of maintaining a reasonable level of employee participation in the Company’s equity compensation program and to be within competitive ranges for executive management based upon the current business environment. Additionally, the Compensation Committee believes that these equity grants further align the executives’ interests with those of the shareholders, and that the four-year vesting schedule facilitates ongoing executive retention.

Supplemental Retirement Benefit and Supplemental Life Insurance Benefit

The Compensation Committee believes that providing supplemental retirement, which is implemented through salary continuation agreements, and supplemental life insurance benefits provide a long-term retention tool as well as providing a reward component to the executive.

The Bank is party to salary continuation and supplemental life insurance agreements with each of Messrs. Duncan and Main.  The terms of these salary continuation agreements and the annual amounts payable to the executives thereunder, are described further at page 33 below.  The annual expense incurred by the Company in maintaining this supplemental retirement benefit for each executive equals the annual increase of the present value of the accumulated benefit to be paid to the executive.  This amount is included for each of the executives in the Summary Compensation Table at page 27 below under the heading “Change in Pension Value and Nonqualified Deferred Compensation Earnings”.

The supplemental life insurance benefits that are payable to Messrs. Duncan and Main are included in the amounts shown as payable in the event of death in the table at page 35 below and are specifically referenced in footnote 3 to the table.

During 2006, the Company initiated a supplemental life insurance benefit plan for a number of its employees in management positions.  Under this plan, the Company has provided supplemental life insurance benefits to the employees, subject to certain restrictions.  Messrs. Clancy, Marcotte and Irish participate in this plan and the amounts of their supplemental life insurance benefits are included in the amounts shown as payable in the event of death in the table at page 35 below and are specifically referenced in footnote 3 to the table.

Income Protection and Non-Compete

In addition to the above noted elements of compensation, Messrs. Duncan, Main and Clancy have employment agreements with the Company, which include non-competition restrictions, and Mr. Irish and Mr. Marcotte have change in control/noncompetition agreements with the Company.  These agreements provide the executive with income protection in the event of a termination of his employment under certain circumstances, including following a change in control of the Company.  The Compensation Committee believes these agreements are an important tool in retaining key executives while providing protection to the Company by restricting the executive’s ability to compete in the Company’s marketplace if he were to leave prior to any change in control.  The terms of these agreements are described at pages 32-34 below and the amounts payable thereunder to the executives under various termination scenarios are included in the table at page 35 below.  The Compensation Committee believes that the non-competition protection afforded by these agreements is critical in the Company’s competitive marketplace and that the payment amounts and related conditions thereto contained in the agreements are consistent with reasonable industry standards.  The maximum amounts that may be paid to any executive under any of these agreements are limited by automatic “cutback” provisions that ensure payments will not exceed the limits specified under Section 280G of the Code.

Perquisites

In addition to their participation in the Company’s general employee benefit plans, as described in footnote 5 of the Summary Compensation Table at page 27 below, the Company also provides company-owned vehicles for the use of Messrs. Duncan, Main and Clancy and the Company pays dues related to club memberships for business development purposes for Messrs. Duncan and Main.  The Compensation Committee believes that the cost of these additional perquisites is modest for the size of the Company and that providing them is consistent with maintaining a competitive total compensation and benefits package for senior management.

2010 Executive Compensation Program

In determining the Named Executive Officers’ total 2010 compensation (including base salary, incentive cash compensation, equity compensation, supplemental retirement benefits and other perquisites), the Compensation Committee applied rationale similar to that used in the prior year.  In 2010, the Compensation Committee also continued to place greater emphasis on incentive cash compensation and equity compensation as an element of total compensation for particular Named Executive Officers, to enhance the executive’s ownership interest in the Company, to align management’s interest with shareholder interests and to reward performance.

Each Named Executive Officer’s total compensation in 2010 reflected the Compensation Committee’s assessment of his responsibilities, performance and contributions as well as the comparative market data provided by Pearl Meyer & Partners.  In referring to such comparative data, the Compensation Committee sought to confirm that its compensation decision for each individual executive was reasonable.

The Company believes that its 2010 executive compensation program successfully linked executive compensation to the Company’s financial performance.

COMPENSATION COMMITTEE MATTERS

Role of the Compensation Committee

The Compensation Committee of the Board of Directors is comprised of five members, all of whom are currently deemed to be independent.  One member of the committee, Mr. Lerner, was deemed to be not independent for most of 2010 under the applicable independence standards of The Nasdaq Stock Market due to a prior transaction. Mr. Lerner was reappointed to the Compensation Committee in late 2010 after the Board of Directors had determined that he was again properly deemed to be independent under the applicable NASDAQ standards.  For additional information regarding Mr. Lerner’s status as an independent director, please see the discussion contained under the heading “Independence of Board of Directors” at pages 13-14 above. It is the responsibility of the Compensation Committee to review the performance of the Chairman and Chief Executive Officer and recommend their compensation to the Board of Directors for review and approval.  The Company’s Chief Executive Officer evaluates the performance of the remaining executive officers and recommends their compensation to the Compensation Committee.  The Compensation Committee reviews the Chief Executive Officer’s recommendations and recommends their compensation to the Board of Directors for approval. During 2010, the Board of Directors approved all recommendations presented by the Compensation Committee.

The Compensation Committee has the authority to retain or obtain advice from independent advisors as it deems necessary to perform its role.  During 2010, the Company obtained the services of Pearl Meyer & Partners to provide market assessment information to the Compensation Committee, which is discussed in further detail in the Company’s Compensation Discussion and Analysis at pages 20-25 above.

The Compensation Committee operates under a written charter, a copy of which can be found on the Company’s website (www.enterprisebanking.com).

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis contained at pages 20-25 above (the “CD&A”) with management and based on this review and discussion the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

James F. Conway III (Chairperson)

John R. Clementi

Carole A. Cowan

Eric W. Hanson

Arnold S. Lerner

Compensation Committee Interlocks and Insider Participation

The Directors listed above under the heading “Compensation Committee Report” at page 25 constitute all of the individuals who served as members of the Compensation Committee during the year ended December 31, 2010.  None of these Directors was an officer or employee of the Company at any time during such period or has ever been an officer of the Company.  None of these Directors has had any relationship with the Company that would require disclosure in this Proxy Statement under the heading “Transactions with Certain Related Persons” at pages 38-39 below under applicable SEC rules.

As described in further detail under the heading “Transactions with Certain Related Persons” at pages 38-39 below, the members of the Compensation Committee, as well as businesses and other entities with which they may be affiliated, are customers of the Bank and/or have entered into loan transactions with the Bank in the ordinary course of business.

Risk Assessment of Compensation Policies and Practices

The Company has implemented an annual risk assessment of its compensation policies and practices, which is intended to determine whether any of its existing compensation policies or practices create incentives for taking unnecessary or excessive risks that are reasonably likely to have a material adverse effect on the Company.  On the basis of this assessment, the Compensation Committee of the Board of Directors has determined that no changes to the Company’s existing compensation policies and practices are necessary at this time.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid by the Company (through the Bank) for services rendered in all capacities during the years ended December 31, 2010, December 31, 2009 and December 31, 2008, to the Chief Executive Officer, the Chief Financial Officer and each of the three other most highly compensated executive officers of the Bank (the “Named Executive Officers”).  The Company does not employ any persons, other than through the Bank.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
George L. Duncan Chairman of the Company and the Bank	2010	$274,128	$—	$—	$—	$47,287	$158,981	$50,469	$530,865
	2009	$204,108	$—	$350,000	$—	$—	$101,663	$38,029	$693,800
	2008	$203,920	$—	$—	$24,700	$—	$259,486	$35,618	$523,724
John P. Clancy, Jr. Chief Executive Officer of the Company and the Bank	2010	$386,539	$—	$125,100	$43,520	$66,678	$—	$17,760	$639,597
	2009	$350,000	$—	$—	$—	$—	$—	$15,473	$365,473
	2008	$319,414	$—	$—	$24,700	$—	$—	$13,874	$357,988
Richard W. Main President of the Company and the Bank	2010	$237,223	$—	$62,550	$13,056	$40,915	$164,608	$30,309	$548,661
	2009	$214,040	$—	$—	$—	$—	$218,503	$25,594	$458,137
	2008	$189,015	$—	$—	$18,525	$—	$201,757	$23,206	$432,503
Stephen J. Irish Executive Vice President, Chief Operating Officer of the Bank	2010	$191,344	$—	$59,423	$7,616	$21,798	$—	$11,230	$291,411
	2009	$188,728	$24,000	$43,750	$5,020	$—	$—	$8,827	$270,325
	2008	$175,973	$—	$—	$10,498	$—	$—	$6,391	$192,862
James A. Marcotte Executive Vice President, Treasurer and Chief Financial Officer of the Company and the Bank	2010	$191,160	$—	$59,423	$7,616	$20,576	$—	$10,354	$289,129
	2009	$187,720	$24,000	$43,750	$5,020	$—	$—	$7,931	$268,421
	2008	$179,066	$—	$—	$8,645	$—	$—	$6,889	$194,600

(1)   Messrs. Main, Irish and Marcotte elected to forego two weeks of their salary in 2008 as the Company was in the process of transitioning to arrears payroll processing.  Mr. Clancy and Mr. Duncan elected to receive vacation pay at the time they transitioned to arrears payroll in 2008 and 2009, respectively.

(2)           The value of the stock awards is based on the fair market value of the Common Stock on the date of grant.  The fair market value in 2010 was calculated as the closing price of the Common Stock on the NASDAQ Global Market on the date of grant as required under the Company’s 2009 Stock Incentive Plan. The fair market value in 2009 was calculated as the average of the high and low trade prices of the Common Stock on the NASDAQ Global Market on the date of grant as required under the Company’s 2003 Stock Incentive Plan.

(3)           The value of the option awards is based on the fair market value of the awards as calculated using the Black-Scholes option valuation model.  For assumptions used in calculating the value of option awards and the accounting treatment of the awards, refer to footnote 9 on page 113 of the Company’s Annual Report on Form 10-K.  For information on vesting, refer to the table “Outstanding Equity Awards at Fiscal Year-End” and the associated footnote 1 at pages 31-32 below.

(4)          For each of Messrs. Duncan and Main this amount is equal to the increase in 2010, 2009 and 2008 of the present value of the accumulated benefit attributable to the executive’s supplemental retirement plan.  For Mr. Duncan, the amounts shown in 2010, 2009 and 2008 take into account payments he received through his supplemental retirement plan in each of those years. For Mr. Main, the amount shown in 2010 takes into account payments he received through his supplemental retirement plan for that year. In 2010, the discount rate used to determine the present value of the accumulated benefit was updated to 5.5% from 6.0% resulting in the value to the employee increasing $57,318 and $43,985 for Messrs. Duncan and Main, respectively. There were no changes to the terms or amounts of the benefit paid to the employees based on the discount rate change.

(5)          For each of the named executive officers, these amounts include $2,250 in annual contributions by the Bank for the Bank’s Profit Sharing Plan in 2010 and the following:

-Annual matching contributions by the Bank to the Bank’s 401(k) plan:

	2010	2009	2008
Duncan	$8,820	$7,042	$5,882
Clancy	$8,820	$8,820	$6,900
Main	$8,539	$7,625	$5,595
Irish	$6,880	$6,778	$5,273
Marcotte	$6,871	$6,743	$5,839

-Life insurance premiums paid:

	2010	2009	2008
Duncan	$30,106	$22,084	$20,542
Clancy	$2,044	$1,938	$1,737
Main	$7,223	$6,584	$5,713
Irish	$2,100	$2,048	$1,118
Marcotte	$1,233	$1,188	$1,050

-The amount attributed to the personal use of Bank owned automobiles:

	2010	2009	2008
Duncan	$4,970	$5,000	$5,291
Clancy	$4,646	$4,715	$5,237
Main	$4,024	$3,532	$4,045

-The amount paid to a local club on the executive’s behalf for business development purposes:

	2010	2009	2008
Duncan	$4,323	$3,903	$3,903
Main	$8,273	$7,853	$7,853

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning individual grants of restricted stock and stock options and non-equity incentive plan awards made during 2010 to each of the Named Executive Officers.  Other than the grants of restricted stock and stock options shown in the table, there were no other equity-based awards granted under any incentive plans to any Named Executive Officer in 2010.

		Stock
		Awards:				Option	Exercise or
		Number	Estimated Future Payouts Under			Awards:	Base Price	Grant Date
		of Shares	Non-Equity Incentive Plan Awards			Number of	of Option	Fair Value
		of Stock	(1)			Securities	Awards	of Stock
	Grant	or Units	Threshold	Target	Maximum	Underlying	($/Sh)	and Option
Name	Date	(#)	($)	($)	($)	Options (#)	(2)	Awards (3)
George L. Duncan	n/a	—	$0	$54,826	$109,651	—
John P. Clancy, Jr.	3/16/10		$0	$77,308	$154,616	10,000	$12.51	$43,520
John P. Clancy, Jr	3/16/10	10,000						$125,100
Richard W. Main	3/16/10		$0	$47,437	$94,875	3,000	$12.51	$13,056
Richard W. Main	3/16/10	5,000						$62,550
Stephen J. Irish	3/16/10		$0	$23,888	$47,776	1,750	$12.51	$7,616
Stephen J. Irish	3/16/10	4,750						$59,423
James A. Marcotte	3/16/10		$0	$23,856	$47,712	1,750	$12.51	$7,616
James A. Marcotte	3/16/10	4,750						$59,423

(1)                                   Amounts actually earned and paid to the Named Executive Officers for 2010 pursuant to the non-equity incentive plan awards that are shown in the table as having been granted in such year are included in the Summary Compensation Table at page 27 above under the heading “Non-Equity Incentive Plan Compensation”.

(2)                                   The exercise price of all stock options granted to employees in 2010, including those granted to Named Executive Officers and reflected in this table, equals the closing price of the Common Stock on the NASDAQ Global Market on the date of grant as required under the Company’s 2009 Stock Incentive Plan.

(3)                                   For an explanation of the grant date fair value of the stock and option awards, including the assumptions used in calculating the grant date fair value of the option awards, refer to footnote 9 on page 113 of the Company’s Annual Report on Form 10-K.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information concerning the exercise of stock options and the vesting of stock awards for each of the Named Executive Officers during the year ended December 31, 2010:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
George L. Duncan	—	$—	20,000	$252,800
John P. Clancy, Jr.	—	$—	3,500	$38,500
Richard W. Main	—	$—	—	$—
Stephen J. Irish	—	$—	1,250	$15,800
James A. Marcotte	—	$—	1,250	$15,800

(1)                                  The value realized upon exercise calculations in the third column from the left above are based upon the difference between the value of the Common Stock on the option exercise date and the per share exercise price of the options.  The value on the exercise date was based on the closing market price of the stock on the NASDAQ Global Market on the exercise date.

(2)                                  The value realized on vesting calculation in the far right column is based upon the value of the Common Stock on the vesting date of the restricted stock.  The value on the vesting date was based on the closing market price of the stock on the NASDAQ Global Market on the vesting date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning unexercised stock options and unvested stock awards held by each of the Named Executive Officers as of December 31, 2010.  The Company has not granted any option awards that are unexercised and unearned and not otherwise disclosed in the table or any stock awards that are unearned and have not vested and are not otherwise disclosed in the table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have not Vested (#) (2)	Market Value of Shares or Units of Stock that Have Not Vested ($) (3)
George L. Duncan	28,000	0	$14.375	08/02/13
	13,000	0	$16.50	03/06/14	20,000	$272,000
	10,000	0	$12.75	03/17/15
John P. Clancy, Jr.	20,000	0	$14.375	08/02/13	10,000	$136,000
	9,750	3,250	$16.50	03/06/14
	5,000	5,000	$12.75	03/17/15
	0	10,000	$12.51	03/15/17
Richard W. Main	14,000	0	$14.375	08/02/13	5,000	$68,000
	6,500	0	$16.50	03/06/14
	7,500	0	$12.75	03/17/15
	3,000	0	$12.51	03/15/17
Stephen J. Irish	9,000	0	$14.375	08/02/13	8,500	$115,600
	3,000	1,000	$16.50	03/06/14
	2,125	2,125	$12.75	03/17/15
	500	1,500	$8.75	03/16/16
	0	1,750	$12.51	03/15/17
James A. Marcotte	9,000	0	$14.375	08/02/13	8,500	$115,600
	3,000	1,000	$16.50	03/06/14
	1,750	1,750	$12.75	03/17/15
	500	1,500	$8.75	03/16/16
	0	1,750	$12.51	03/15/17

(1)                                  One-fourth of the total number of shares of Common Stock subject to the options granted becomes exercisable on an annual basis on the anniversary date of the original grant date, and, if sooner, become fully exercisable upon the option recipient reaching the age of 62 while remaining employed with the Bank as of such date.  The three most recent option grants were granted on March 18, 2008, March 17, 2009, and March 16, 2010.

(2)                                 The shares awarded to Mr. Duncan subject to restricted stock awards vest over a two-year period, with 50% of the shares vesting on the first anniversary of the date of the award and an additional 50% vesting on the second anniversary date of the date of the award.  Mr. Duncan’s restricted stock award was granted on March 17, 2009. The shares awarded to Messrs. Main and Clancy subject to restricted stock awards vest over a four-year period, with 25% of the shares vesting on the first anniversary of the date of the award and an additional 25% vesting on each of the next three subsequent anniversary dates of the date of the award.  Messrs. Main and Clancy’s restricted stock award were granted on March 16, 2010.  The shares awarded to Messrs. Irish and Marcotte subject to restricted stock awards vest over a four-year period, with 25% of the shares vesting on the first anniversary of the date of the award and an additional 25% vesting on each of the next three subsequent anniversary dates of the date of the award.  The shares awarded to Messrs. Irish and Marcotte were granted on March 17, 2009 and March 16, 2010.

(3)                                  The market value of the shares subject to restricted stock awards that have not vested is based upon the value of the Common Stock on December 31, 2010, which equals the closing market price of the stock on the NASDAQ Global Market on that date.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

The Company and the Bank are parties to employment agreements with Messrs. Duncan, Main and Clancy and change in control/noncompetition agreements with Messrs. Irish and Marcotte.  The Bank is also a party to salary continuation agreements with Messrs. Duncan and Main and supplemental life insurance agreements with Messrs. Duncan, Main, Clancy, Irish and Marcotte.

Each of the employment agreements with Messrs. Duncan, Main and Clancy is for a fixed term of years (three years for Mr. Duncan and two years for each of Messrs. Main and Clancy), subject to an automatic “rolling” renewal each year, unless either the Company or the executive provides a notice of non-renewal, in which case the agreement will expire at the end of the then-current term.  Each of Messrs. Duncan, Main and Clancy is guaranteed a minimum base salary under the terms of his employment agreement:  $203,900 for Mr. Duncan; $193,920 for Mr. Main; and $350,000 for Mr. Clancy.

The amount of severance payments and benefits, if any, which may be due to any of the named executive officers under any of the agreements referenced above following any form of termination of the executive is summarized generally below and is further quantified in the table at page 35 of this Proxy Statement.

Under the employment agreements with Messrs. Duncan, Main and Clancy, if the executive dies, his beneficiary will be paid a lump sum equal to one-half of his then-current annual base salary and his spouse and any other eligible dependents will continue to receive health and welfare benefits at no cost, subject to limitations described in the agreement; provided, however, that if the executive dies either within one year before or two years after the occurrence of a change in control of the Company (as defined in the agreement), then, in addition to such continuing health and welfare benefits, the executive’s beneficiary will be paid a lump sum equal to three times, in the case of Mr. Duncan, and two times, in the case of either Mr. Main or Mr. Clancy, the executive’s previous highest annual compensation (as defined in the agreement to include the sum of the executive’s highest annual base salary and highest annual cash bonus paid at any time prior to the date of termination since January 1, 2004) (such lump sum payment being referred to herein as the “Lump Sum Payment”), subject to reduction for any prior lump sum payment that may have been paid following the death of the executive.

In addition to the foregoing death benefits payable to Messrs. Duncan, Main and Clancy under their employment agreements, the beneficiaries of each of the named executive officers will also be paid the death benefits provided under the executive’s supplemental life insurance agreement, the amounts of which are included in footnote 3 to the table at page 35 below.

Under the employment agreements with Messrs. Duncan, Main and Clancy, if the executive is terminated at any time as a result of his long-term disability (as defined in the agreement), then for the remaining term of the agreement the executive will be paid an annual amount equal to 75% of his previous highest annual compensation, subject to reduction for any payments received by the executive during this payment period under any group long-term disability plan that may be maintained by the Company, and will be entitled to receive continuing health and welfare benefits on the same terms as were available to the executive as an employee.

Under the employment agreements with Messrs. Duncan, Main and Clancy, if the executive retires on or after his specified retirement age (65 for Mr. Duncan, 63 for Mr. Main and 62 for Mr. Clancy), then the executive is entitled to receive continuing health and welfare benefits for twelve months on the same terms as were available to him as an employee, and, in addition, if the executive retires either within one year before or one year after the occurrence of a change in control, then the executive will be paid the Lump Sum Payment.

In addition to the retirement rights provided to Messrs. Duncan and Main under their employment agreements, the salary continuation agreements referenced above also provide additional annual compensation benefits payable to Messrs. Duncan and Main which vest over time, subject to acceleration upon a change in control (as defined in the agreement), and become payable to the executive over a 20-year period upon his reaching a specified age (68 for Mr. Duncan, which he reached on June 8, 2008, and 63 for Mr. Main, which he reached on April 3, 2010), whether or not the executive has retired or remains employed with the Company at such time.  The amounts payable to each of Messrs. Duncan and Main under their salary continuation agreements are $149,500 and $95,300, respectively.

Under the employment agreements with Messrs. Duncan, Main and Clancy, if the Company (including any successor) terminates the executive at any time for cause, whether before or after the occurrence of a change in control, then the executive will not be entitled to receive any severance payments or benefits.  However, if the Company (including any successor) terminates the executive at any time without cause, whether before or after the occurrence of a change in control, then the executive will be paid the Lump Sum Payment and will be entitled to receive continuing health benefits for 18 months at no cost to the executive.

Under the employment agreements with Messrs. Duncan, Main and Clancy, if the executive chooses to terminate his employment at any time for good reason (as defined in the agreement to include, among several other reasons, a material reduction in the executive’s base salary or his authority, duties or responsibilities), whether before or after the occurrence of a change in control, then the executive will be paid the Lump Sum Payment and will be entitled to receive continuing health benefits for 18 months at no cost to the executive.  If the executive chooses to terminate his employment at any time without good reason, then he will not be entitled to receive any severance payments or benefits, unless the executive chooses to terminate his employment without good reason either within one year before or one year after the occurrence of a change in control, in which case the executive will be paid the Lump Sum Payment.

Each of the employment agreements with Messrs. Duncan, Main and Clancy also provides that the parties may agree at any time to enter into a modified employment arrangement for the remaining term of the agreement.  Under the terms of such arrangement, in exchange for the executive continuing to work at a level of at least 50% of the level worked during the preceding three years, the Company will pay the executive an annual salary equal to 50% of his previous highest annual compensation and will continue to provide the executive with full benefits.

Under each of the employment agreements with Messrs. Duncan, Main and Clancy, the executive is subject to confidentiality, non-compete and non-solicitation restrictions for up to two years after the termination of his employment for any reason if the termination occurs before a change in control.  The non-compete restrictions do not apply following any termination of the executive’s employment that occurs after a change in control, and any non-compete restrictions that may be in effect at the time of a change in control automatically expire upon such change in control.  If the executive breaches any applicable confidentiality, non-compete or non-solicitation covenants, then the Company may enforce a right to recoup any prior severance payments made to the executive.

Under the terms of the change in control/noncompetition agreement with Messrs. Irish and Marcotte, the executive will be paid a lump sum equal to 1.5 times his previous highest annual compensation (as defined in the agreement to include the sum of the executive’s highest annual base salary and highest annual cash bonus paid within the most recent three years prior to the date of termination), together with certain other specified payments and benefits, including continuation of health and welfare benefits for 18 months on the same terms as were available to the executive as of the date of termination or, if more favorable, as of the date of the change in control, if the executive’s employment is terminated for any reason, whether at the initiative of the Company or of the executive and whether or not for cause, within two years after the date of a change in control of the Company.  If Mr. Irish’s or Mr. Marcotte’s employment is terminated for any reason within one year prior to the occurrence of a change in control, other than for cause, then he is entitled to receive all of the payments and benefits that he would have been entitled to receive if such termination had occurred within two years after the date of such change in control.

Messrs. Irish and Marcotte are also subject to confidentiality, non-compete and non-solicitation restrictions for one year following a termination of employment for any reason prior to a change in control (and assuming a change in control does not occur within this one-year period).  If Mr. Irish’s or Mr. Marcotte’s termination in the absence of any change in control is initiated by the Company for any reason other than for cause, then he will be paid a lump sum equal to 75% of the sum of his then-current annual base salary and the amount of any annual incentive or other bonus paid to him with respect to the most recently completed fiscal year prior to the date of termination, subject to recoupment by the Company if he breaches any of the applicable confidentiality, non-compete and non-solicitation covenants.

The following table summarizes the estimated cost of executive benefits that would be incurred by the Company, as of December 31, 2010, under the various termination scenarios referenced in the table for each of the named executive officers.  The estimates shown below factor in base salary and incentive compensation payments, the value realized from accelerated vesting of stock options and restricted stock, the value realized from accelerated vesting of supplemental retirement benefits and other benefits and payments to be paid to the named executive officers under the terms of any agreement or plan that is not generally available to all employees.  The following calculations were made without giving consideration to any possible “cutback” or other reduction of payments or benefits that could be required under an executive’s employment or other contract:

Name	Change in Control (1)	Voluntary Termination (Includes Early Retirement) (2)	Involuntary Not for Cause Termination by Company or, if Applicable, Good Reason Termination by Employee	For Cause Termination	Normal Retirement (2)	Death (2)(3)	Disability
George L. Duncan (4)	$1,428,183	$0	$1,156,183	$0	$14,067	$1,828,741	$660,016
John P. Clancy, Jr.	$1,162,918	$0	$966,984	$0	$14,067	$726,351	$455,827
Richard W. Main (4)	$718,963	$0	$650,963	$0	$12,858	$1,076,469	$309,264
Stephen J. Irish	$497,544	$0	$161,993	$0	$0	$154,077	$0
James A. Marcotte	$512,195	$0	$162,000	$0	$0	$170,500	$0

(1)               With respect to each of Messrs. Duncan, Clancy, Main,  Irish and Marcotte the amount shown includes the amount payable, including the estimated expense of continuing benefits, under various termination scenarios either preceding or following a change in control under the executive’s employment agreement or, in the case of Messrs. Irish and Marcotte, their change in control/noncompetition agreement, which are described in further detail under the heading “Agreements With Named Executive Officers at pages 32-34 above.

The amounts shown also include the present value attributable to accelerated vesting of death benefit payable under the Bank’s executive supplemental life insurance plan, which is $44,784 for Mr. Clancy, $40,404 for Mr. Irish and $42,380 for Mr. Marcotte, and the value attributable to the accelerated vesting of outstanding stock options and unvested restricted stock, which is $272,000 for Mr. Duncan, $151,150 for Mr. Clancy, $68,000 for Mr. Main, $126,589 for Mr. Irish and $126,270 for Mr. Marcotte.  The value of any outstanding stock options and unvested restricted stock is based upon the value of the Common Stock on December 31, 2010, which equals the closing market price of the stock on the NASDAQ Global Market on that date.

(2)               With respect to each of Messrs. Duncan, Clancy, Main,  Irish and Marcotte assumes that termination has not occurred within the time periods before or after a change in control specified in his employment agreement or change in control/noncompetition agreement as applicable.

(3)               Includes amounts payable under supplemental life insurance benefits, which equal the following amounts for each of the executives:  $1,556,056 for Mr. Duncan; $190,080 for Mr. Clancy; $791,496 for Mr. Main; and the entire amount shown in the table for Messrs. Irish and Marcotte.

(4)               In addition to the amounts payable to Messrs. Duncan and Main under the various scenarios shown in the table above, each of the executives has a fully vested right to receive annual amounts payable over a twenty-year period under the executive’s salary continuation agreement.  These annual amounts, payable in monthly installments, are paid to the executive regardless of his employment status, unless the executive is terminated for cause, in which case he would forfeit his right to receive any further payments following the date of termination.  Mr. Duncan became fully vested and eligible to receive payments under his salary continuation agreement prior to 2010, and in 2010 he received the full annual amount to which he is entitled detailed in the table below.  Mr. Main became fully vested and eligible to receive payments under his salary continuation agreement in 2010, and in 2010 he received a portion of the annual amount to which he is entitled as shown in the table below.

The following table sets forth additional information concerning the supplemental retirement benefits as of December 31, 2010 which are provided to Messrs. Duncan and Main:

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
George L. Duncan	Supplemental Employee Retirement Plan	22	$1,677,722	$149,500
Richard W. Main	Supplemental Employee Retirement Plan	22	$1,132,957	$71,325

(1)                The present value of accumulated benefit was valued at the established present value of the payments to be received by the executives upon reaching the specified ages noted above at a discount rate of 5.5%.  The annual benefit will be payable in twelve monthly installments.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

Proposed director nominees are recommended to the Board of Directors for its approval by the Company’s Corporate Governance/Nominating Committee (“CGNC”). The CGNC is comprised of six independent directors.  In determining the independence of the CGNC members, the Board of Directors has used the definition of independence contained in Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market and has applied this definition consistently to all members of the CGNC.

A copy of the CGNC’s Charter and the Company’s Corporate Governance Guidelines can be found on the Company’s website (www.enterprisebanking.com). The Charter and Guidelines outline director qualifications, appointment to and removal from the Board of Directors and its various committees, structure and operations of the Board of Directors and its various committees and the CGNC’s reporting function to the Board of Directors.

In evaluating candidates, the CGNC considers independence, experience relevant to the needs of the Company, leadership qualities and the ability to represent the broad interests of shareholders. In selecting new directors, consideration is given to both the personal qualities and abilities of individual candidates and the existing collective skills and aptitudes of the Board of Directors as a whole.

Although it does not have a formal diversity policy, in addition to the criteria described above, the Board and the Corporate Governance/Nominating Committee also consider professional, personal and geographic diversity in their review of candidates.  Overall, candidates are selected based on a review of qualifications that are considered in the best interest of the shareholders.

Nominees for election to the Board of Directors may be identified and submitted to the CGNC for its consideration by directors, shareholders and/or management. The CGNC may also retain a professional search firm to assist with the identification of qualified candidates.

The Chairman of the CGNC and the Chairman of the Board of Directors shall extend an invitation to join the Board of Directors, subject to election by the Company’s shareholders, to those nominees who are recommended by the CGNC and approved by the Board of Directors. The Board of Directors also retains the right, as outlined in the Company’s by-laws, to appoint directors as needed throughout the year.

Directors are required to attend the Company’s annual meeting. Absences will be allowed for serious personal or business obligations that cannot be rescheduled. All of the Company’s directors attended the 2010 annual meeting.

Shareholders may submit nominations for candidates for election to the Board of Directors in accordance with the applicable requirements contained in the Company’s by-laws to the attention of the Company’s Secretary at the Company’s principal office located at 222 Merrimack Street, Lowell, Massachusetts 01852. Shareholders may also communicate directly with members of the Board of Directors by sending such communications to a specified director or group of directors or to the Board of Directors in its entirety, addressed c/o the Secretary of the Company at the Company’s principal office at the foregoing address. There have been no changes to these procedures since the Company last described these procedures in its proxy statement relating to the 2010 annual meeting of shareholders.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) is comprised of seven independent directors and operates under a written charter.  A copy of the Audit Committee’s Charter can be found on the Company’s website (www.enterprisebanking.com).  The Audit Committee reviews and reassesses the adequacy of the Audit Committee charter on an annual basis.  The Board of Directors has determined that both Nickolas Stavropoulos and Carol Reid, who are two of these seven independent directors, qualify to serve as an Audit Committee Financial Expert (as such term is defined under applicable SEC rules).  The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm, which reports directly to the Audit Committee.  The Audit Committee held eight meetings in 2010 and met in executive session at seven meetings.  The Committee also held six executive sessions with the Company’s independent registered public accounting firm in 2010, at which time discussions of financial management, accounting, and internal controls took place.

In determining the independence of the Audit Committee members, the Board of Directors has used, as required for a company with shares listed on the NASDAQ Global Market, the definition of independence contained in Section  5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market as well as the additional independence requirements contained in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and Rule 10A-3(b)(1) of the Commission, and has applied such definition and additional criteria consistently to all members of the Audit Committee.

Management is responsible for the Company’s internal controls and the financial reporting process.  The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for auditing whether the Company maintained, in all material respects, effective internal controls over financial reporting and for issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.  The Audit Committee’s responsibilities also include resolving any disagreements that may arise between management and the Company’s independent registered public accounting firm.  In addition, the Audit Committee is responsible for the oversight of financial reporting and establishing procedures for the receipt, retention and treatment of any complaints that may be received by the Company regarding accounting, internal controls or auditing matters and the confidential, anonymous submission by employees of the Company of any concerns that may arise regarding questionable accounting or auditing matters.

The Audit Committee has met and held discussions with management and the Company’s independent registered public accounting firm.  Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent registered public accounting firm.  The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed under the professional standards of the AICPA and Public Company Accounting Oversight Board.

The Company’s independent registered public accounting firm has also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit Committee has discussed with the Company’s independent registered public accounting firm that firm’s independence.

Based upon the Audit Committee’s discussions with management and the Company’s independent registered public accounting firm, and the Audit Committee’s review of the representation of management and the reports of the Company’s independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 as filed with the SEC.

Nickolas Stavropoulos (Chairperson)

Carol L. Reid (Vice Chairperson)

Carole A. Cowan

Lucy A. Flynn

John P. Harrington

Gino J. Baroni

Jacqueline F. Moloney

TRANSACTIONS WITH CERTAIN RELATED PERSONS

The Audit Committee reviews disclosures made in this Proxy Statement and all other reports and filings of the Company required under the federal securities laws regarding all related-party transactions that are required to be disclosed under the requirements of Item 404 of the SEC’s Regulation S-K.  The Company’s Code of Business Conduct and Ethics, which can be found on the Company’s website (www.enterprisebanking.com), provides procedures for the Board of Directors’ review and approval of transactions involving the Company and related parties.  Any transactions involving the Company (including any subsidiaries) and members of the Board of Directors, officers holding a title of senior vice president or above or any family members or affiliated entities of any such directors or officers  must be conducted on an arms-length basis and any consideration paid or received by the Company in connection with any such transaction shall be on terms no less favorable to the Company than terms that would be available under the same or similar circumstances with an unaffiliated third party.  With respect to any such transaction, the director’s or officer’s interest is disclosed to the Board of Directors prior to any action being taken by the Board to approve the transaction.

As described in further detail under the heading “Independence of Board of Directors” at pages 13-14 above, in 2010, the Bank paid $2.0 million to a real estate trust in which Mr. Putziger held an indirect interest in order to acquire a leasehold interest in its headquarters and also paid a total of $208,734 in lease payments during the year prior to its acquisition of the lease.  Mr. Putziger’s proportional interest in the gross proceeds paid by the Bank in connection with these lease and purchase transactions in 2010 totaled $303,480.  The Board believes that the terms of all of these transactions, including the amounts paid by the Bank, were a product of arms-length negotiations between the parties.

Certain Directors and executive officers of the Company are also customers of the Bank and have entered into loan, trust and brokerage and deposit transactions with the Bank in the ordinary course of business. In addition, certain Directors are also directors, trustees, officers or stockholders of corporations and non-profit entities or members of partnerships that are customers of the Bank and that enter into loan and other transactions with the Bank in the ordinary course of business. Such loan transactions with Directors and executive officers of the Bank and with such corporations, non-profit entities and partnerships are on such terms, including interest rates, repayment terms and collateral, as those prevailing at the time for comparable transactions with persons who are not affiliated with the Bank and do not involve more than a normal risk of collectability or present other features unfavorable to the Bank.

SECURITIES OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth stock ownership information with respect to Directors, Named Executive Officers, all Directors and executive officers as a group and all other persons known to the Company who are the beneficial owners of more than 5% of the Common Stock. All such information is as of March 7, 2011. This information includes the total number of shares of the Common Stock known by the Company to be beneficially owned by each such person and group and the percentage of the Common Stock each such person and group beneficially owns. All shares are owned of record and beneficially, and each person and group identified has sole voting and investment power with respect to such shares, except as otherwise noted.

Directors	Shares of Common Stock Beneficially Owned (1)(2)	Percent of Total Common Stock (3)

Kenneth S. Ansin (4)	163,970	1.76%

Gino J. Baroni	215	*

John P. Clancy, Jr. (5)	127,110	1.36%

John R. Clementi (6)	114,155	1.22%

James F. Conway, III (7)	33,705	*

Carole A. Cowan	8,700	*

George L. Duncan (8) 710 Andover Street Lowell, MA 01852	470,138	5.01%

Lucy A. Flynn (9)	11,711	*

Eric W. Hanson	454,472	4.87%

John P. Harrington (10)	17,376	*

Arnold S. Lerner (11) 155 Pine Hill Road Hollis, NH 03049	522,029	5.60%

Richard W. Main (12)	255,041	2.73%

Jacqueline F. Moloney (13)	2,000	*

Michael T. Putziger (14)	124,950	1.34%

Carol L. Reid	12,699	*

Michael A. Spinelli	279,720	3.00%

Nickolas Stavropoulos (15)	9,070	*

Other Named Executive Officers

Stephen J. Irish (16)	51,334	*

James A. Marcotte (17)	30,812	*

All Directors and Executive Officers as a Group (23 Persons)	2,879,518	30.17%

Other 5% Stockholders

Ronald M. Ansin 132 Littleton Road Harvard, MA 01451	886,874	9.51%

*                                         Named individual beneficially owns less than 1% of total Common Stock.

(1)                                  The information as to the Common Stock beneficially owned has been furnished by each such stockholder.

(2)                                  Includes shares subject to options exercisable within sixty days as follows: Mr. Clancy, 43,000; Mr. Duncan, 51,000; Mr. Main, 31,000; Mr. Irish, 17,624; Mr. Marcotte, 17,062; and all Directors and executive officers as a group, 219,872.

(3)                                  The percentage ownership interest of each director, named executive officer and all directors and executive officers as a group is calculated on the basis of  9,323,697 shares outstanding as of the Record Date plus, in each such calculation, the number of shares that may be purchased pursuant to vested options held by the individual director or named executive officer or all directors and executive officers as a group, as the case may be.

(4)                                  Includes 47,410 shares owned jointly with Mr. Ansin’s wife, 11,200 shares owned by Mr. Ansin’s children and 2,000 shares owned by trusts for which Mr. Ansin is the trustee.

(5)                                  Includes 2,318 shares owned by Mr. Clancy’s children and 71,792 shares owned jointly with Mr. Clancy’s wife.

(6)                                  Includes 113,579 shares held by Mr. Clementi through trusts.

(7)                                  Includes 30,897 shares owned jointly with Mr. Conway’s wife.

(8)                                  Includes 20,063 shares owned by Mr. Duncan’s wife and 29,800 shares owned jointly by Mr. Duncan’s wife and his adult children.

(9)                                  Includes 4,000 shares owned by Ms. Flynn’s husband.

(10)                            Includes 4,283 shares owned by Mr. Harrington’s wife.

(11)                            Includes 218,647 shares owned by Mr. Lerner’s wife, for which Mr. Lerner disclaims beneficial ownership. Also included are 13,033 shares owned by a trust for the Lerner Family.

(12)                            Includes 95,043 shares held by Mr. Main through trusts, and 78,000 shares owned jointly with Mr. Main’s wife.  36,000 shares owned by Mr. Main are pledged as collateral.

(13)                            All shares are owned jointly with Dr. Moloney’s husband.

(14)                             Includes 23,287 shares owned by trusts for which Mr. Putziger is the trustee and 985 shares owned by Mr. Putziger’s wife.  100,095 shares owned by Mr. Putziger are pledged as collateral.

(15)                             Includes 8,494 shares owned jointly with Mr. Stavropoulos’ wife.

(16)                            Includes 23,552 shares held by Mr. Irish through trusts and 408 shares owned by Mr. Irish’s minor grandchildren for whom Mr. Irish acts as custodian.

(17)         Includes 5,250 shares owned jointly with Mr. Marcotte’s wife.

STOCKHOLDER PROPOSALS

Under applicable rules of the SEC, proposals of stockholders of the Company intended to be presented at the Company’s 2012 annual meeting of stockholders must be received by the Company no later than December 1, 2011 to be included in the Company’s proxy statement and form of proxy relating to that meeting. If the 2012 annual meeting of stockholders is advanced or delayed by more than 30 days from the date of the Annual Meeting, the date by which stockholder proposals to be presented at the 2012 meeting must be received by the Company to be included in the Company’s proxy statement and form of proxy relating to that meeting will change from the date indicated in the preceding sentence. If this occurs, the Company will inform stockholders of such change by including a notice to such effect in its earliest possible quarterly report on Form 10-Q as filed by the Company with the SEC.

In addition to the foregoing SEC rules, pursuant to the Company’s articles of organization and by-laws, any stockholder wishing to have any Director nomination or stockholder proposal considered at the Annual Meeting (although not otherwise included in this Proxy Statement) must provide written notice of such nomination or proposal to the Secretary of the Company in accordance with the requirements of the articles of organization and by-laws of the Company at its principal executive offices by no later than April 10, 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s Directors and executive officers and any other persons who own more than 10% of the outstanding shares of the Common Stock file with the SEC initial reports of ownership and subsequent reports of changes of ownership with respect to their beneficial ownership of the Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all such Section 16(a) reports that they may be required to file.  Mr. Baroni purchased 85 shares on December 15, 2010 for which a Form 4 was not filed until February 15, 2011.

To the Company’s knowledge, all other reports under Section 16(a) of the Exchange Act that any of its Directors or executive officers has been required to file during the year ended December 31, 2010 and through March 7, 2011 have been filed on a timely basis.

OTHER MATTERS

Shares represented by proxies in the enclosed form that are properly executed and delivered and proxies that are properly delivered electronically or by telephone will be voted as stockholders direct. Properly delivered proxies that contain no directions to the contrary will be voted (1) FOR the election of the five nominees to serve as Directors of the Company; (2) FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; (3) FOR the approval of the Company’s compensation of the Named Executive Officers as disclosed in this Proxy Statement; and (4) in favor of the Company’s submitting to shareholders the required advisory vote on executive compensation once every three years. At the time of preparation of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the Annual Meeting. As stated in the accompanying proxy card, if any other business should properly come before the Annual Meeting, the proxies named therein have discretionary authority to vote the shares according to their best judgment.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K (without exhibits) is included with the Company’s Annual Report to Stockholders, and is being furnished to shareholders of record together with this Proxy Statement. Requests for additional copies may be directed to: Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, Massachusetts 01852, Attention: Michael A Spinelli, Secretary.

ADDITIONAL COPIES OF ANNUAL REPORT AND PROXY STATEMENT

AVAILABLE TO SHAREHOLDERS SHARING COMMON MAILING ADDRESS

Unless the Company has received instructions to the contrary, two or more shareholders of record who share a common mailing address may receive one Annual Report to Stockholders and one copy of this Proxy Statement, together with a separate proxy card for each such shareholder, in a single package addressed to such shareholders. Any shareholder of record who shares a common mailing address with one or more other shareholders of record and has received a single Annual Report to Stockholders and Proxy Statement as provided herein, may request a separate Annual Report to Stockholders and Proxy Statement either by directing such request in writing to the Secretary of the Company at the address given in the preceding paragraph or by making such request by phone, directed to Jim Marcotte at (978) 656-5614. If you are a shareholder of record who shares a common mailing address with one or more other shareholders of record, you may ensure future delivery of the desired number of Annual Reports to Stockholders and Proxy Statements (whether a single copy or multiple copies) by requesting such either in writing or by phone in accordance with the foregoing instructions.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE EITHER DELIVER YOUR PROXY ELECTRONICALLY OR BY PHONE BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD OR COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

March 31, 2011

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01A7LE 1 U P X + Annual Meeting Proxy Card Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + IMPORTANT ANNUAL MEETING INFORMATION A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3 and in favor of once every 3 YRS for Proposal 4. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. B Non-Voting Items For Against Abstain For Against Abstain 1 Yr 2 Yrs 3 Yrs Abstain 2. To ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. 4. To submit the Say on Pay Proposal to shareholders once every 1 year, 2 years or 3 years. 3. To approve the Company’s compensation of its named executive officers as disclosed in the Proxy Statement (“Say on Pay Proposal”). 01 - Kenneth S. Ansin 04 - Arnold S. Lerner 02 - John R. Clementi 05 - Richard W. Main 03 - Carole A. Cowan 1. Election of Directors: For Withhold For Withhold For Withhold 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 1234 5678 9012 345 1 1 1 2 3 2 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 3, 2011. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/ebtc • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

This proxy is solicited on behalf of the Board of Directors of Enterprise Bancorp, Inc. Each of the proposals contained in this proxy has been proposed by our Board of Directors. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3 and a vote in favor of once every 3 years for Proposal 4. This proxy, when properly executed on the reverse side, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy, if otherwise properly executed, will be voted FOR Proposals 1, 2 and 3 and in favor of once every 3 years for Proposal 4. The undersigned, a stockholder of Enterprise Bancorp, Inc. (the “Company”), revoking all prior proxies, hereby appoint(s) Michael A. Spinelli and Arnold S. Lerner, and each of them with full power of substitution, the attorneys, agents and proxies of the undersigned to represent and vote all shares of stock of the Company which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of the Company and any adjournments or postponements thereof, to be held at the Vesper Country Club, 185 Pawtucket Boulevard, Tyngsborough, Massachusetts, on Tuesday, May 3, 2011, at 4:00 P.M. as specified herein as to each of the proposals. Please mark, date and sign exactly as your name appears on the reverse side and return in the enclosed envelope. Proxy — Enterprise Bancorp, Inc. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.